As filed with the Securities and Exchange Commission on April 1, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dow Inc.

(Exact name of registrant as specified in its charter)

Delaware	30-1128146
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

Dow Inc.

2211 H.H. Dow Way

Midland, Michigan 48674

(989) 636-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amy E. Wilson, Esq.

Dow Inc.

2211 H.H. Dow Way

Midland, Michigan 48674

(989) 636-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Aiello, Esq.

Sachin Kohli, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	42,000,000	$48.97	$2,056,740,000	$249,276.89

(1)

Dow Inc. (the “Registrant”) is filing this Registration Statement on Form S-3 (the “Registration Statement”) to register an aggregate of 42,000,000 shares of common stock, par value $0.01 per share, of the Registrant (the “Common Stock”), available for issuance under the Dow Inc. 2019 Stock Incentive Plan (the “Plan”) with respect to shares of Common Stock (i) underlying equity awards of DowDuPont Inc. (“DowDuPont”) granted under (1) The Dow Chemical Company Amended and Restated 2012 Stock Incentive Plan, (2) The Dow Chemical Company 1988 Amended and Restated Award and Option Plan, or (3) the E. I. du Pont de Nemours and Company Equity Incentive Plan that are being assumed by the Registrant in connection with the spin-off of the Registrant from DowDuPont on April 1, 2019 (the “Dow Separation”) and converted into awards of the Registrant under the Plan that are denominated in the Registrant’s Common Stock pursuant to the Employee Matters Agreement, by and among DowDuPont, Corteva, Inc. and the Registrant, effective as of April 1, 2019 (the “Employee Matters Agreement”), and (ii) underlying equity awards to be granted by the Registrant under the Plan effective as of the date hereof in connection with the Dow Separation to certain holders of equity awards of DowDuPont pursuant to the Employee Matters Agreement. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price are based upon $48.97, which is the average of the high and low prices per share of Common Stock in the “when-issued” trading market as reported on the New York Stock Exchange on March 26, 2019.

EXPLANATORY NOTE

On April 1, 2019, DowDuPont Inc. (“DowDuPont”) completed the separation of its materials science business by way of a pro rata distribution of all of the then-issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of Dow Inc. (the “Registrant”) to DowDuPont’s stockholders (the “Dow Separation”). In connection with the Dow Separation, DowDuPont, the Registrant and Corteva, Inc. entered into an Employee Matters Agreement effective as of April 1, 2019 (the “Employee Matters Agreement”), which provides that:

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certain outstanding equity awards granted under DowDuPont’s equity compensation programs and held by individuals who upon the Dow Separation are employees of the Registrant or one of its subsidiaries (collectively, the “Dow Group”) or whose last employment with DowDuPont or its affiliates prior to the Dow Separation was with a member of the Dow Group will be assumed by the Registrant and converted into equity awards of the Registrant that are denominated in shares of Common Stock (the “Employer Method Awards”); and

•

certain equity awards granted under DowDuPont’s equity compensation programs will be adjusted and the holders will be granted equity awards with terms that are substantially identical by the Registrant (the “Shareholder Method Awards”).

The Employer Method Awards and Shareholder Method Awards (collectively, the “Covered Awards”) will be granted by the Registrant, or assumed, under the Dow Inc. 2019 Stock Incentive Plan (the “Plan”) and in accordance with the terms of the Employee Matters Agreement. This Registration Statement covers shares of Common Stock that may become issued and outstanding upon the exercise, settlement or vesting of any Covered Awards, whether or not the individuals who hold such awards are directors, officers, or employees of the Registrant or its subsidiaries. This Registration Statement also covers any additional shares of Common Stock that may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

This Registration Statement contains the form of prospectus to be used in connection with the offers and sales. The form of prospectus is to be used by the Registrant in connection with the offer and sale by the Registrant of Common Stock upon the exercise or settlement of Covered Awards under the Plan.

PROSPECTUS

DOW INC.

Dow Inc. 2019 Stock Incentive Plan

The 42,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) covered by this prospectus may be acquired pursuant to awards granted under the Dow Inc. 2019 Stock Incentive Plan (the “Plan”). The Plan was created and adopted by Dow Inc. (“Dow”) in connection with the separation of Dow from DowDuPont Inc. (“DowDuPont”) on April 1, 2019 by way of a pro rata distribution of all of Dow’s outstanding Common Stock to DowDuPont stockholders (the “Dow Separation”).

The separation of Dow, which holds DowDuPont’s materials science business, was the first step in DowDuPont’s intended separation into three independent, publicly traded companies. The separation of Corteva, Inc. (“Corteva”), which holds DowDuPont’s agriculture business, is expected to be completed by June 1, 2019 (the “Corteva Separation,” and together with the Dow Separation, the “Separations”). The remaining company, which following the Separations will hold only DowDuPont’s specialty products business will be renamed “DuPont” and is referred to herein as “New DuPont”). In connection with the Separations, DowDuPont, the Registrant and Corteva entered into an Employee Matters Agreement effective as of April 1, 2019 (the “Employee Matters Agreement”). The Separations are described in more detail in the information statement made available to DowDuPont stockholders in connection with the Dow Separation, which is filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed on April 1, 2019 and incorporated herein by reference.

The Plan authorizes Dow to grant equity-based incentive awards to its and its subsidiaries’ eligible employees, directors, officers, independent contractors, consultants, advisors and other individuals following the Dow Separation. It also authorizes Dow to grant awards to certain persons who hold outstanding equity awards granted under DowDuPont’s equity compensation programs in accordance with the Employee Matters Agreement, whether or not such persons would otherwise be eligible to receive awards under the Plan. We refer to such awards herein as the “Shareholder Method Awards.” In addition, the Plan will be used to settle outstanding equity awards granted under DowDuPont’s equity compensation programs and held by individuals who upon the Dow Separation are employees of Dow or one of its subsidiaries (collectively, the “Dow Group”) or whose last employment with DowDuPont or its affiliates prior to the Dow Separation was with a member of the Dow Group. Such awards, which are referred to herein as the “Employer Method Awards,” will be assumed by Dow and converted into equity awards of Dow that are denominated in shares of Common Stock pursuant to the Employee Matters Agreement. These Employer Method Awards will otherwise generally remain in effect pursuant to their existing terms and the terms of the plan under which they were originally granted. All awards are subject to the terms of the Plan and the applicable award agreement. Any proceeds received by us from the exercise of stock options covered by the Plan will be used for general corporate purposes.

Our Common Stock is listed on the New York Stock Exchange under the symbol “DOW.”

Investing in the Common Stock involves risks. You should carefully read and consider the risk factors included in our periodic reports and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 1, 2019

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we are registering up to 42,000,000 shares of Common Stock that may be acquired by certain participants under the Plan.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. We are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. See “Where You Can Find More Information.”

Unless otherwise indicated, references to “we,” “us,” “our,” “the company” and “Dow” are to Dow Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

On August 31, 2017, The Dow Chemical Company (“TDCC”) and E. I. du Pont de Nemours and Company (“EID”) completed an all-stock, merger of equals transaction in which TDCC and EID merged with wholly owned subsidiaries of DowDuPont (the “Merger”) and, as a result, became subsidiaries of DowDuPont. Following the Merger, TDCC has continued to be required to file annual, quarterly and periodic reports with the SEC. However, TDCC did not have a class of equity securities registered with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, TDCC had reduced reporting obligations under the Exchange Act.

As a result of the Dow Separation, we are now an independent, publicly traded company and our Common Stock is listed on the New York Stock Exchange. In addition, as a result of the Dow Separation, we became the direct parent company of TDCC and the “successor issuer” to TDCC pursuant to Rule 15d-5 promulgated under the Exchange Act. We are required to file periodic reports with the SEC and will also file proxy statements, current reports and other information with the SEC, which will be available on the Internet website maintained by the SEC at www.sec.gov.

You can obtain any of the documents listed above from the SEC, through the SEC’s website at the address described above, through our website at www.dow.com, or by requesting them in writing or by telephone at the following address:

Dow Inc.

2211 H.H. Dow Way

Midland, MI 48674

Attention: Investor Relations

1-989-636-1463

However, except for our filings or TDCC’s filings that are incorporated by reference into this prospectus, the information on or accessible through our website is not a part of this prospectus.

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These documents are available without charge, excluding any exhibits to them, unless the exhibit is specifically listed as an exhibit to the registration statement on Form S-3 of which this prospectus forms a part.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

•	The Annual Report on Form 10-K of TDCC for the fiscal year ended December 31, 2018, filed on February 11, 2019;

•	TDCC’s Current Report on Form 8-K filed on March 13, 2019;

•	Our Current Report on Form 8-K filed on April 1, 2019, including the information statement filed as Exhibit 99.1 thereto (the “Information Statement”);

•	Our Current Report on Form 8-K filed on March 13, 2019;

•

The description of our Common Stock under the heading “Description of Dow’s Capital Stock” in the information statement included with Amendment No. 4 to our registration statement on Form 10 filed with the SEC on March 8, 2019, including any amendments or reports filed for purposes of updating such description; and

•	Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Investor Relations, Dow Inc., 2211 H.H. Dow Way, Midland, Michigan, 48674, Telephone No. 1-989-636-1463.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and other materials we and TDCC have filed or will file with the SEC contain, or will contain, certain statements which are “forward-looking” statements within the meaning of the federal securities laws, including the Exchange Act and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address business strategies, market potential, future financial performance and financial condition, future action, results and other matters and often contain words such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions, and variations or negatives of these words. In particular, information included in the Information Statement under the sections entitled “Information Statement Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Historical Dow,” “The Business,” and “The Distribution” contains forward-looking statements. Forward-looking statements include, but are not limited to:

•	Expectations as to future sales of our products;

•	The ability to protect our intellectual property in the United States and abroad;

•	Estimates regarding our capital requirements and need for and availability of financing;

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•	Estimates of our expenses, future revenues and profitability;

•	Estimates of the size of the markets for our products and services and our ability to compete in such markets;

•	Expectations related to the rate and degree of market acceptance of our products;

•	The outcome of certain our contingencies, such as litigation and environmental matters; and

•	Estimates of the success of competing technologies that may become available.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements are based on certain assumptions and expectations of future events which may not be realized and speak only as of the date the statements were made. In addition, forward-looking statements involve risks, uncertainties and other factors that are beyond our control or the control of TDCC and that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. These factors include, but are not limited to: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect, defend and enforce our intellectual property rights; increased competition; changes in relationships with our significant customers and suppliers; unanticipated expenses such as litigation or legal settlement expenses; unanticipated business disruptions; our ability to predict, identify and interpret changes in consumer preferences and demand; our ability to realize the expected benefits of the separation; our ability to complete proposed divestitures or acquisitions; our ability to realize the expected benefits of acquisitions if they are completed; the availability of financing to us in the future and the terms and conditions of such financing; and disruptions in our information technology networks and systems. Additionally, there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on its business.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Factors that could cause actual results or events to differ materially from those anticipated include the matters described in the Information Statement under the sections entitled “Risk Factors,” “The Business,” “Unaudited Pro Forma Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Historical Dow” and “Supplemental Pro Forma Segment Results for Dow.” We disclaim and do not assume or undertake any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

THE COMPANY

Dow is a leading materials science company, combining science and technology to develop innovative solutions that are essential to human progress. Dow’s ambition is to be the most innovated, customer-centric, inclusive and sustainable materials science company in the world. Dow will employ its technology platforms, broad geographic reach and operational scale to deliver differentiated products and solutions through a focused business portfolio primarily aligned with three consumer driven market verticals – consumer care, infrastructure and packaging.

Our principal executive offices are located at 2211 H.H. Dow Way, Midland, Michigan 48674. Our telephone number is (989) 636-1000.

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RISK FACTORS

Investing in our Common Stock involves risks. Before making a decision to invest in our Common Stock, in addition to the other information contained in this prospectus and any prospectus supplement, you should carefully consider the risks described under “Item 1A. Risk Factors” in Part I of TDCC’s Annual Report on Form 10-K for the year ended December 31, 2018, the risks described under the section entitled “Risk Factors” in the Information Statement and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement, before making a decision to invest in our securities. See “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

Any proceeds received by us from the exercise of stock options covered by the Plan will be used for general corporate purposes. These proceeds represent the exercise prices for the stock options. We cannot estimate the amount of any such proceeds at this time.

PLAN OF DISTRIBUTION

Employer Method Awards

Pursuant to the Employee Matters Agreement, filed as Exhibit 4.3 hereto, and subject to certain exceptions, certain equity awards of DowDuPont that were outstanding immediately prior to the Dow Separation and were held by individuals who upon the Dow Separation are employees of the Dow Group or whose last employment with DowDuPont or its affiliates prior to the Dow Separation was with a member of the Dow Group, or that are held by any such individuals’ donees, pledgees, permitted transferees, assignees, successors or others who permissibly came to hold any such awards under the terms of the applicable plan, will be converted into awards denominated in shares of our Common Stock. The registration statement of which this prospectus forms a part of covers our Common Stock underlying the Employer Method Awards that we will assume under the Plan, whether or not the person holding the award upon the Dow Separation is employed by Dow or one of its affiliates or serving on Dow’s board of directors.

Shareholder Method Awards

Pursuant to the Employee Matters Agreement, in connection with the Separations, certain outstanding equity awards of DowDuPont held by certain current or former directors, officers or employees of DowDuPont or its affiliates are to be converted into adjusted awards of each of Dow, Corteva and New DuPont. In connection with the Dow Separation, each such award holder will receive a new award with terms that are substantially identical covering our Common Stock (a Shareholder Method Award) and their outstanding DowDuPont award will be adjusted. In addition to the Shareholder Method Award, upon the Corteva Separation, the award holder will also receive a new award with terms that are substantially identical covering Corteva common stock and their DowDuPont award will be further adjusted. The registration statement of which this prospectus forms a part covers our Common Stock underlying the Shareholder Method Awards that we will grant under the Plan to these persons.

The terms of the Employer Method Awards and Shareholder Method Awards, which will be granted under the Plan, will be adjusted as described below under “Description of Award Adjustments.”

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DESCRIPTION OF AWARD ADJUSTMENTS

In connection with the Separations, DowDuPont, Dow and Corteva agreed that outstanding DowDuPont equity awards would be adjusted using the following principles:

•	For each award recipient, the intent is to maintain the economic/intrinsic value of those awards before and after the date of the Dow Separation and/or Corteva Separation, as applicable; and

•	The material terms of the equity awards, such as vesting conditions and treatment upon termination of employment, will generally continue unchanged.

Depending on certain factors, relating to the type, timing and holder of the equity awards, the awards may be adjusted using either the “employer method” (in the case of individuals holding Employer Method Awards) or the “shareholder method” (in the case of individuals receiving Shareholder Method Awards) as more fully described, and subject to certain exceptions noted, in the Information Statement under the section entitled “Treatment of Equity Awards Outstanding at the Time of the Distribution” and in the Employee Matters Agreement.

LEGAL MATTERS

The validity of the issuance of our Common Stock offered hereby has been passed on by Amy E. Wilson, Esq., our General Counsel and Secretary. As of the effective time of the Dow Separation, Ms. Wilson beneficially owned 3,100 shares of Common Stock, and she did not have the right to acquire any shares of our Common Stock within 60 days under our compensation plans.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of TDCC for the fiscal year ended December 31, 2018 and the effectiveness of TDCC’s and its subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements, and includes an explanatory paragraph regarding a change in accounting policy from expensing asbestos-related defense and processing costs as incurred to the accrual of asbestos-related defense and processing costs when probable of occurring and estimable and a change in the method of accounting for revenue due to the adoption of Accounting Standards Codification Topic 606, Revenue From Contracts with Customers, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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APPENDIX A – PLAN PROSPECTUSES

DOW INC.

2019 STOCK INCENTIVE PLAN

Plan Summary and Prospectus

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

The date of this prospectus is April 1, 2019

DOW INC.

2019 STOCK INCENTIVE PLAN

PLAN SUMMARY AND PROSPECTUS

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(continued)

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(continued)

QUESTIONS AND ANSWERS ABOUT THE PLAN

This is a summary, in question-and-answer format, of the important features of the Dow Inc. 2019 Stock Incentive Plan (the “Plan”), effective as of April 1, 2019 (the “Effective Time”), and the awards that may be granted from time to time under the Plan. Please review this summary carefully so that you understand the rights and the benefits you may receive under the Plan as well as the restrictions that apply to the awards and the common stock of Dow Inc., par value $0.01 per share (“Shares”), that you may receive under the Plan.

If you held an award of DowDuPont Inc. (“DowDuPont”) that was converted into an award of Dow Inc. (the “Company”) in connection with the spin-off of the Company from DowDuPont (an “Employer Method Award”), please refer to the prospectus for the applicable plan under which your Employer Method Award was initially granted and your award agreement for further information as well as the Equity Conversion Communication and FAQ made available to you explaining the treatment of your award and certain adjustments that have been made pursuant to the Employee Matters Agreement that the Company entered into with DowDuPont and Corteva, Inc. in connection with the spin-off (the “Employee Matters Agreement”).

Additional information about the Plan may be obtained without charge by contacting the Company’s HR Service Center at 877-623-8079 or by e-mail at HR@dow.com.

The principal features of the Plan are summarized below. You may request a copy of the Plan itself using the above contact information. Should there be a conflict between this summary and the Plan, the provisions of the Plan shall prevail.

I.	GENERAL PLAN PROVISIONS

1.	What is the purpose of the Plan?

The purpose of the Plan is to (i) help the Company and its affiliates retain, attract and motivate their officers, employees, consultants, independent contractors, advisors, and/or directors and (ii) provide incentives linked to the growth and success of the Company’s businesses and to increases in Company shareholder value.

2.	What types of awards may be granted under the Plan?

The Plan permits the grant of (a) nonqualified stock options, (b) stock appreciation rights, (c) performance awards, (d) restricted stock, (e) restricted stock units, (f) other stock-settled or cash-settled awards (collectively, “Awards”). Awards may be granted singly or in combination.

3.	Who administers the Plan?

The Plan shall be administered by the Compensation and Leadership Development Committee of the board of directors of the Company (the “Board”) or such other committee of the Board as the Board may from time to time designate (the “Committee”), which in either case shall be comprised of no fewer than two members. Each member of the Committee shall qualify as independent for purposes of the New York Stock Exchange (“NYSE”) listing rules and as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and any successor thereto (the “Exchange Act”).

4.	What are the Committee’s responsibilities under the Plan?

Subject to the terms of the Plan, the Committee shall have the authority to take any and all actions that it determines to be necessary or advisable in connection with the administration of the Plan, including, without limitation, to:

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determine who is an eligible individual and select the eligible individuals to whom Awards may be granted, the type or types of Awards to be granted to such eligible individuals, the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

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determine the terms and conditions of any Award granted under the Plan, including the exercise price, grant price or purchase price, any restrictions or limitations on the Award, and the vesting or performance conditions applicable to the Award;

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modify, amend, or adjust the terms and conditions of any Award at any time, including the content of performance goals, vesting conditions, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

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determine whether, to what extent, and under what circumstances: (1) Shares, cash, and other amounts payable with respect to an Award shall be deferred; (2) an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, (3) an Award may be canceled, forfeited, or surrendered; and (4) Awards may be transferred, notwithstanding restrictions and limits on the transfer of Awards set forth in the Plan and in any Award Agreement (as defined below);

•	determine the extent to which adjustments are required pursuant to the Plan;

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determine whether conditions and events described in the Plan or in Award Agreements are satisfied, including whether a participant is disabled or retired, whether a Change in Control (as defined in the Plan) has taken place, and whether a participant has been involuntarily terminated;

•	determine and apply such policies and procedures as it deems appropriate to provide for clawback or recoupment of Awards, as provided under the Plan or under the terms of an Award Agreement;

•	adopt, alter, and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

•	prescribe and amend the terms of the Award Agreements and the terms of or form of any document or notice required to be delivered to the Company by participants;

•	interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto) and define terms not otherwise defined in the Plan or an Award Agreement;

•	make exceptions to any provision of the Plan or Award Agreement if the Committee in good faith determines that it is appropriate to do so;

•	make and approve corrections in the documentation or administration of any Award;

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adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of jurisdictions outside of the United States in which the Company or any affiliate may operate; and

•	make all other determinations deemed necessary or advisable for the administration of the Plan.

All interpretations, decisions and determinations made by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Subject to the terms of the Plan and applicable law, the Committee may delegate its duties and authorities to a subcommittee composed of one or more directors (who need not be members of the Committee) or one or more officers or employees of the Company or its subsidiaries. Any authority granted to the Committee under the Plan may generally also be exercised by the full Board.

5.	Who is eligible to receive Awards under the Plan?

The Committee may grant Awards under the Plan to officers, employees, consultants, independent contractors, advisors and directors of the Company or any affiliate. The Committee’s selection of a person to participate in the Plan at any time shall not require the Committee to select such person to participate in the Plan at any other time.

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The Committee is required to grant certain specific awards as required by the Employee Matters Agreement (“Shareholder Method Awards”) under the Plan.

6.	What documents are delivered to me when an Award is granted?

Awards will be evidenced by award agreements entered into between the Company and a participant (the “Award Agreements”).

Employer Method Awards will continue to be evidenced by the award agreement entered into between DowDuPont (or one of its subsidiaries) and the participant, subject to any amendments or other modifications as set forth in the Employee Matters Agreement or as described in the Equity Conversion Communication and FAQ that was sent to you in connection with the spin-off. References in your award agreement to (i) DowDuPont, its board of directors, and/or any committee, (ii) The Dow Chemical Company, its board of directors, and/or any committee, and (iii) to E. I. du Pont de Nemours & Company, its board of directors, and/or any committee, shall be deemed to refer to the Company, the Board and the Committee.

7.	What is the term of the Plan?

No Award shall be granted under the Plan after April 1, 2029, which is the tenth anniversary of the Effective Time. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted under the Plan, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

8.	Can the Plan and Awards be amended, altered, or discontinued?

The Board may amend, alter or discontinue the Plan and the Committee may amend or alter any Award Agreement made under the Plan but in each case no such amendment shall be made without the approval of the shareholders of the Company where such approval is required by applicable law or the NYSE listing rules, unless otherwise provided in the Plan. Notwithstanding the foregoing, no amendment or alteration to the Plan or an Award Agreement shall be made which would impair the rights of the holder of an Award without such holder’s consent. However, no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

II.	STOCK OPTIONS

1.	What is a stock option?

A stock option gives the holder the right to purchase a specified number of Shares during a specified term at a fixed price (the “Exercise Price”). All stock options granted under the Plan shall be non-qualified stock options, which is an option that does not meet the requirements of Section 422 of the Code. The Committee shall determine the Exercise Price applicable to stock options granted under the Plan. The Exercise Price applicable to a stock option generally shall not be less than the fair market value of a Share on the date of grant.

2.	How are the terms and conditions of a stock option set?

General terms and conditions governing all stock options are set forth in the Plan. The exact terms and conditions of your grant are determined by the Committee and are generally set forth in the Award Agreement evidencing the grant. The Committee may set such terms and conditions as it deems appropriate under the Plan.

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3.	How long is the term of a stock option?

The Committee shall determine the term of each stock option granted under the Plan. However, no stock option shall be exercisable more than ten years after the date of grant.

III.	EXERCISING STOCK OPTIONS

1.	What does “exercise” mean?

When you “exercise” a stock option, you elect to purchase some or all of the Shares subject to the stock option by paying the Exercise Price per Share.

2.	When may I exercise my stock option?

In general you cannot exercise a stock option unless it is vested, as described below. In general you may exercise a stock option at any time following the vesting date up to the expiration date or cancellation date of the stock option.

3.	How does my stock option vest?

The vesting schedule and any special terms regarding vesting are described in the Award Agreement. The requirements for vesting may be based upon continued service to the Company (or any of its subsidiaries) for a specified time, and/or the achievement of specified performance conditions.

4.	What happens if my service with the Company ends before my stock option is fully vested and exercisable?

The Award Agreement describes what happens to the stock option if your service terminates before the stock option is fully vested and exercisable.

5.	How do I exercise a stock option?

You may exercise a stock option by giving written or electronic notice of exercise in accordance with your Award Agreement specifying the number of Shares to be purchased, together with payment of the Exercise Price and applicable withholding tax. The Exercise Price of any stock option may be paid in cash or such other method as determined by the Committee, to the extent permitted by applicable law, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under a stock option, the delivery of previously owned Shares, or the withholding of Shares deliverable upon exercise.

6.	When do I acquire the rights of a Company shareholder?

You will become a Company shareholder (and have the rights of a Company shareholder) when you have exercised the stock option and the Shares underlying the stock option are delivered to you pursuant to the terms of the Award Agreement.

IV.	STOCK APPRECIATION RIGHTS

1.	What is a stock appreciation right?

A stock appreciation right gives the holder the right to receive an amount equal to (1) the excess of the fair market value of a Share on the date of exercise over the applicable exercise price of the stock appreciation right, multiplied by (2) the number of Shares in respect of which the holder is exercising the stock appreciation right. The Committee shall determine the exercise price and form of payment of the stock appreciation rights, which may be cash, Shares or a combination thereof. The exercise price applicable to a stock appreciation right generally shall not be less than the fair market value of a Share on the date of grant.

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2.	How are the terms and conditions of a stock appreciation right set?

General terms and conditions governing all stock appreciation rights are set forth in the Plan. The exact terms and conditions of a particular grant are determined by the Committee and are set forth in the Award Agreement evidencing the grant. The Committee may set such terms and conditions as it deems appropriate under the Plan.

3.	How long is the term of a stock appreciation right?

The Committee shall determine the term of each stock appreciation right granted under the Plan. However, no stock appreciation right shall be exercisable more than ten years after the date of grant.

V.	EXERCISING STOCK APPRECIATION RIGHTS

1.	What does “exercise” mean?

When you “exercise” a stock appreciation right, you elect to receive an amount in cash (or Shares or a combination of cash and Shares as determined by the Committee) having a value equal to (1) the excess of the fair market value of a Share on the date of exercise over the exercise price of the stock appreciation right, multiplied by (2) the number of Shares you are electing to exercise that are subject to the stock appreciation right.

2.	When may I exercise my stock appreciation rights?

In general you cannot exercise the stock appreciation right unless it is vested, as described below. In general you may exercise the stock appreciation right at any time following the vesting date up to the expiration date or cancellation date of the stock appreciation right.

3.	How does my stock appreciation right vest?

The vesting schedule and any special terms regarding vesting are described in the Award Agreement. The requirements for vesting may be based upon continued service to the Company (or any of its subsidiaries) for a specified time, and/or the achievement of specified performance conditions.

4.	What happens if my service with the Company terminates before my stock appreciation right vests?

The Award Agreement describes what happens to the stock appreciation right if your service terminates before the stock appreciation right is fully vested and exercisable.

5.	How do I exercise a stock appreciation right?

You may exercise a stock appreciation rights in accordance with the terms of the Award Agreement.

6.	When do I acquire the rights of a Company shareholder?

If the stock appreciation right is settled in Shares, you will become a Company shareholder when you have exercised the stock appreciation right and the Shares are delivered to you pursuant to the terms of your Award Agreement. However, if a stock appreciation right is settled in cash or otherwise you will not become a Company shareholder, even if the amount of cash payable is determined by reference to the value of Shares.

VI.	RESTRICTED STOCK

1.	What is a restricted stock award?

A restricted stock award is a grant of Shares that is subject to restrictions specified in the applicable Award Agreement. Because a restricted stock award constitutes a grant of Shares, subject to any restrictions in the applicable Award Agreement, you will have the rights of a Company shareholder including voting rights from the date of the grant.

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2.	How are the terms and conditions of a restricted stock award set?

General terms and conditions governing all restricted stock awards are set forth in the Plan. The exact terms and conditions of a particular grant are determined by the Committee and are set forth in the Award Agreement evidencing the grant. The Committee may set such terms and conditions as it deems appropriate under the Plan.

3.	How do restricted stock awards vest?

The vesting schedule and any special terms regarding vesting are described in the Award Agreement. The requirements for vesting may be based upon continued service to the Company (or any of its subsidiaries) for a specified time, and/or the achievement of specified performance conditions.

4.	What happens to restricted stock awards if my service with the Company terminates before my Award vests?

The Award Agreement describes what happens to the restricted stock award if your service terminates before the restricted stock award is fully vested and transferable.

5.	How are restricted stock awards settled?

When restrictions on the stock award lapse (i.e., you vest) and you satisfy any other conditions imposed by the Committee pursuant to the Plan or Award Agreement, you will become the owner of unrestricted Shares.

6.	When am I entitled to dividends and other distributions?

Restricted stock holders are entitled to receive all dividends and other distributions paid with respect to their shares of restricted stock, unless determined otherwise by the Committee. The Committee will determine whether these dividends and distributions will be paid in cash or automatically reinvested in additional shares of restricted stock, which may or may not be subject to the same vesting or other restrictions as the restricted stock, as determined by the Committee. Dividends and dividend equivalents will not be paid with respect to performance-based restricted stock before such restricted stock vests.

VII.	RESTRICTED STOCK UNITS

1.	What is a restricted stock unit award?

A restricted stock unit award provides a participant the right to receive Shares, cash, or a combination thereof, upon the attainment of vesting conditions specified in the applicable Award Agreement.

2.	How are the terms and conditions of a restricted stock unit award set?

General terms and conditions governing all restricted stock unit awards are set forth in the Plan. The exact terms and conditions of a particular grant are determined by the Committee and are set forth in the Award Agreement evidencing the grant. The Committee may set such terms and conditions as it deems appropriate under the Plan.

3.	How do restricted stock unit awards vest?

The vesting schedule and any special terms regarding vesting are described in the Award Agreement. The requirements for vesting may be based upon continued service to the Company (or any of its subsidiaries) for a specified time, and/or the achievement of specified performance conditions.

4.	What happens to restricted stock unit awards if my service with the Company terminates before my Award vests?

The Award Agreement describes what happens to the restricted stock unit award if your service terminates before the restricted stock unit award is fully vested and transferable.

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5.	How are restricted stock unit awards settled?

Terms regarding settlement are described in the Award Agreement.

6.	Am I entitled to dividend equivalents?

Unless otherwise provided in an Award Agreement, during the period prior to Shares being issued to you under a restricted stock unit award, the Company will pay or accrue dividend equivalents on each date dividends on Shares are paid, subject to any conditions the Committee may deem appropriate. However, dividend equivalents will not be paid with respect to performance-based restricted stock units before such restricted stock units vest.

VIII.	PERFORMANCE AWARDS

1.	What are performance awards?

A performance award is an Award for which the vesting or value is conditioned upon the achievement of one or more performance goals that are determined by the Committee. The performance goals will be designed to assess your performance and/or the performance of the Company over a specified performance period. At the end of this specified performance period, the Committee will evaluate your and/or the Company’s performance (as applicable) to determine the extent to which such Award has been earned.

2.	How are the terms and conditions of performance awards set?

General terms and conditions governing all performance awards are set forth in the Plan. The exact terms and conditions of a particular grant are determined by the Committee and are set forth in the Award Agreement evidencing the grant. The Committee may set such terms and conditions as it deems appropriate under the Plan.

IX.	OTHER AWARDS

1.	What are other awards?

The Committee may grant Awards that are valued in whole or in part by reference to, or are otherwise based upon the value of Shares, such as fully vested Shares, deferred stock units and dividend equivalents. Such Awards may be settled in cash, Shares or a combination thereof.

2.	How are the terms and conditions of other awards set?

General terms and conditions governing all other awards are set forth in the Plan. The exact terms and conditions of a particular grant are determined by the Committee and are set forth in the Award Agreement evidencing the grant. The Committee may set such terms and conditions as it deems appropriate under the Plan.

X.	DISPOSITION OF SHARES

1.	Are Shares acquired under the Plan subject to any restrictions?

The Committee may subject Shares acquired under the Plan to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to such acquisition, including conditions on transferability, forfeiture and repurchase. Such restrictions may address the timing and manner of any resales or other subsequent transfers of Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay or coordinate the timing and manner of sales by you and sales by holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

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2.	What Company policy and federal securities law limitations restrict the disposition of Shares I acquire under the Plan?

Pursuant to Company policy, generally, you may not purchase or sell, or otherwise engage in transactions involving, securities of the Company while in possession of material information concerning the Company or its subsidiaries that has not been disclosed to the public. Directors, executive management and certain employees and other individuals are further restricted and may only be able to purchase or sell Shares within prescribed trading windows. Please contact the Company’s Office of the Corporate Secretary at 989-636-1792 for additional information regarding the Company’s insider trading policy or other company policies, including the Company’s Code of Conduct that are in effect now or in the future, or if you are concerned that you may be in possession of material nonpublic information.

If you are an “affiliate” of the Company (for example, a director or executive officer) or are an “officer” for purposes of Section 16 of the Exchange Act (including the rules promulgated thereunder), federal securities law may require that you make timely filings with the Securities and Exchange Commission (“SEC”) when you acquire and/or sell your Shares. Your sales could also be limited by these laws and, in certain circumstances, result in the imposition of personal liability. In addition, you may only be able to sell Shares you acquire under the Plan pursuant to a valid resale registration statement or an exemption from the registration requirements of the Securities Act, such as Rule 144 under the Securities Act. For example, Rule 144 may restrict the number of Shares you are able sell and the method by which you make any such sale. You should contact your personal legal counsel for advice.

If you have any questions, please contact the Company’s Office of the Corporate Secretary at 989-636-1792.

XI.	U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of the United States federal income tax consequences applicable to Awards under the Internal Revenue Code of 1986, as currently in effect (the “Code”). Federal tax treatment may change should the Code be amended. State, local and foreign tax treatment, which is not discussed below, may differ from federal income tax treatment. Please note that this summary is general in nature, and it may not apply to your particular situation. The Company cannot assure you of any particular tax result. As such, you should consult with your own tax advisor as to the tax consequences of your particular transactions under the Plan.

A.	NONQUALIFIED STOCK OPTIONS / STOCK APPRECIATION RIGHTS

1.	Will the grant of a nonqualified stock option or stock appreciation right result in federal income tax liability to me?

No. The grant of a nonqualified stock option or stock appreciation right will not result in federal income tax liability to you.

2.	Will the vesting of a nonqualified stock option or stock appreciation right result in federal income tax liability to me?

No. The vesting of a nonqualified stock option or stock appreciation right will not result in federal income tax liability to you.

3.	Will the exercise of a nonqualified stock option or stock appreciation right result in federal income tax liability to me?

Yes. When you exercise a nonqualified stock option or stock appreciation right, you will recognize ordinary income in the year in which the award is exercised in an amount equal to the excess of (a) the fair market value of the Shares subject to exercise on the exercise date over (b) the Exercise Price paid for those Shares.

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4.	Will I be subject to federal income tax when I dispose of Shares acquired under the Plan?

Yes. You will recognize a capital gain or capital loss on any disposition of Shares acquired under the Plan.

You will recognize a capital gain to the extent that the proceeds from the disposition of the Shares exceed the amount recognized as ordinary income at the time you acquired the Shares (such amount, the “Basis”). A capital loss will result to the extent that the amount realized upon the sale is less than your Basis. The gain or loss will be long term if the Shares are held for more than one year prior to the disposition.

B.	RESTRICTED STOCK

1.	Will the grant of a restricted stock award result in federal income tax liability to me?

Generally no. You will not recognize income until the transfer or forfeiture provisions lapse (i.e., you vest) unless you voluntarily elect to recognize income on the date of grant by timely filing an election under Section 83(b) of the Code. If you do not timely make a Section 83(b) election, then at the time that the transfer restrictions and forfeiture provisions lapse, you will recognize as ordinary income an amount equal to the excess of the fair market value of the Shares on the date of lapse over the purchase price (if any) paid for such Shares.

2.	What is a Section 83(b) election?

A Section 83(b) election is available only for Awards of restricted stock. Section 83(b) allows you to recognize ordinary income on the fair market value of the restricted stock on the date of grant. Thereafter, any further gain or loss recognized upon the ultimate sale or disposition of the restricted stock is treated as capital gain or loss. Section 83(b) elections will be permitted with respect to restricted stock awards to the extent allowed by the Committee.

3.	How is my federal income tax liability determined when I sell Shares acquired pursuant to a restricted stock award?

You will recognize a capital gain to the extent that the amount realized from the sale of the Shares exceeds the fair market value of such Shares at the time you recognized ordinary income. A capital loss will result to the extent the amount realized upon the sale is less than such fair market value. The gain or loss will be long term if the Shares are held for more than one year prior to the disposition.

4.	How are dividends and dividend equivalents taxed?

If you do not make a Section 83(b) election, any dividends and dividend equivalents paid with respect to shares of restricted stock before the restricted stock vests are treated as compensation income, rather than dividend income. This means you will recognize ordinary income in the amount of any such dividends paid with respect to shares of restricted stock before the restricted stock vests. You will also recognize ordinary income in the amount of any dividend equivalents that are paid.

C.	RESTRICTED STOCK UNITS

1.	Will the grant of a restricted stock unit award result in federal income tax liability to me?

No. You will not recognize income until the restricted stock units are settled. Restricted stock units may constitute a form of nonqualified deferred compensation under Section 409A of the Code, which is described in more detail below. Although you will not recognize income until settlement, you may be subject to employment taxes (e.g., FICA) before an award is settled.

2.	How is my federal income tax liability determined when I sell Shares acquired pursuant to a restricted stock unit award?

You will recognize a capital gain to the extent that the amount realized from the sale of the Shares exceeds the fair market value of such Shares at the time you recognized ordinary income. A capital loss will result

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to the extent the amount realized upon the sale is less than such fair market value. The gain or loss will be long term if the Shares are held for more than one year prior to the disposition.

3.	How are dividend equivalents taxed?

Dividend equivalents are treated as compensation income. You will recognize ordinary income in the amount of any such dividend equivalent paid with respect to Shares corresponding to the restricted stock unit before the units vest.

D.	OTHER AWARDS

1.	How are other awards treated for federal income tax purposes?

The tax treatment of other awards will depend on the form and terms of such awards. Please consult your tax advisor to determine the tax consequences of accepting any such other award under the Plan.

E.	SECTION 409A OF THE CODE

1.	What is the impact of Section 409A of the Code on my Awards?

If an Award is treated as “nonqualified deferred compensation” and the Award does not comply with or is not exempt from Section 409A of the Code, Section 409A may impose additional taxes, interest and penalties on you.

All grants made under the Plan are intended to either be exempt from or comply with Section 409A of the Code to avoid such additional taxes, interest and penalties. In the event that the Committee determines that the Awards are subject to Section 409A of the Code, the Committee shall have the authority to make such amendments to any Award as the Committee deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code.

You will be solely responsible and liable for paying all taxes and penalties that may be imposed on you in connection with an Award, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any of its affiliates will be required to indemnify you or otherwise hold you harmless from any such taxes or penalties.

XII.	MISCELLANEOUS PROVISIONS

1.	Is the Plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)?

No. The Plan is not subject to ERISA.

2.	Can I assign or transfer my Awards under the Plan?

Awards are generally not assignable or transferrable by you other than by will or the laws of descent and distribution, and each stock option and stock appreciation right shall only be exercisable by you during your lifetime.

3.	How are withholding tax obligations satisfied upon exercise or vesting of my Award or disposition of any Shares underlying an Award?

You will be responsible for payment of any taxes or similar charges required by law to be paid or withheld with respect to any Award. Any required withholdings must be paid by you on or prior to the payment or other event that results in taxable income with respect to an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award. The Company shall not be required to recognize your rights under an Award, to issue Shares, or to

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recognize the disposition of such Shares until these obligations are satisfied. To the extent permitted or required by the Committee, these obligations may be satisfied by the Company withholding cash from any compensation otherwise payable to you, the Company withholding a portion of the Shares that otherwise would be issued to you under such Award or any other award held by you, or by you tendering cash or Shares to the Company.

4.	Do I have the right to remain in the Company’s service until my Awards vest?

No. Nothing in the Plan or in any Award Agreement under the Plan is intended to provide you with the right to remain in the service of the Company or any of its affiliates for any specific period, or to interfere with or limit in any way the right of the Company and its affiliates to terminate your service at any time and for any reason not prohibited by law.

5.	Are Awards subject to any “claw-back” policy?

The Committee may establish such policies and procedures that it deems appropriate to provide for clawback or recoupment of Awards. Pursuant to such policies and procedures, the Committee may require, among other things, forfeiture of an Award, repayment of an Award (or the proceeds from an Award), or recoupment from other payments otherwise due to you.

6.	How many Shares are authorized under the Plan?

Subject to adjustment as provided in the Plan, 75,000,000 Shares are authorized under the Plan, which includes Shares underlying Employer Method Awards and any Shareholder Method Awards the Company is required to make under the Employee Matters Agreement. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. Generally, if any Award (1) is forfeited or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto, or (2) is settled other than by the delivery of Shares (including by cash settlement), then the number of Shares subject to such Award that were not issued shall again become available to be delivered pursuant to Awards under the Plan. However, the following Shares shall not become available again to be delivered pursuant to Awards under the Plan: (1) Shares tendered or withheld upon the exercise of a stock option to cover the Exercise Price; (2) Shares subject to a stock-settled stock appreciation right that are not issued upon the net settlement of such award; and (3) Shares tendered or withheld by the Company to satisfy any tax withholding obligation with respect to an Award.

7.	Are there individual Award limits under the Plan?

Yes. Subject to adjustment as provided in the Plan, the maximum aggregate number of Shares subject to Awards that may be granted in any one fiscal year to any non-employee director shall be 15,000 Shares (or 30,000 Shares for the fiscal year in which a non-employee director first joins the Board or is first designated Chairman of the Board or lead director). Subject to adjustment as provided in the Plan, the maximum aggregate number of Shares subject to Awards that may be granted in any one fiscal year to any other participant shall be 3,000,000 Shares.

8.	What happens if there is a corporate event that affects the Shares of the Company?

If the Committee or Board determines that there has been (i) a change in corporate capitalization (such as a stock split or a reverse stock split), (ii) a corporate transaction, merger, consolidation, separation (including a spin off), or other distribution of stock or property of the Company, (iii) an extraordinary cash dividend, (iv) a reorganization or (v) a partial or complete liquidation of the Company, then the Committee or Board may make substitutions or adjustments in (1) the aggregate number and kind of shares reserved for issuance under the Plan, (2) the individual Award limits set forth in the Plan, (3) the number, kind and Exercise Price of Shares subject to outstanding stock options and stock appreciation rights, (4) the number and kind of Shares subject to other outstanding Awards granted under the Plan, and/or (5) such other equitable substitution or adjustments as it may determine to be appropriate.

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9.	What happens if there is a Change in Control of the Company?

Unless otherwise expressly provided in (i) an Award Agreement, (ii) an employment agreement or similar written agreement with the Company or any of its affiliates, or (iii) the definitive transaction agreement governing such Change in Control:

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In the event of a Change in Control in which the acquiring or surviving company does not assume or continue all outstanding Awards, all outstanding Awards that are not assumed or continued shall be treated as follows in connection with such Change in Control to the extent permitted by Section 409A of the Code: (1) stock options and stock appreciation rights shall become fully vested and exercisable as of immediately prior to the Change in Control; (2) restricted stock and restricted stock units shall become fully vested as of immediately prior to the Change in Control to the extent not already vested, and shall settle immediately following the Change in Control; and (3) performance awards shall become fully vested (to the extent not already vested) at target performance levels as of the Change in Control, and shall settle immediately following the Change in Control.

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In the event of a Change in Control in which the acquiring or surviving company does assume or continue all outstanding Awards, if your service with the Company or its affiliates is involuntarily terminated within 24 months after such Change in Control: (1) stock options and stock appreciation rights shall become fully vested as of the termination date, and exercisable no later than 30 days following such termination date; (2) restricted stock and restricted stock units shall become fully vested as of such termination date, and shall be delivered no later than 30 days following such termination date; and (3) performance awards shall become fully vested at target performance levels as of such termination date, and shall be delivered no later than 30 days following such termination date.

Notwithstanding the foregoing, in the event of a Change in Control, the Committee may in its discretion provide that outstanding Awards, whether vested or unvested, shall be cancelled in exchange for cash and/or other consideration with a value equal to (1) for stock options or stock appreciation rights, the excess (if any) of the fair market value of the Shares underlying such Award over the aggregate Exercise Price (or, where such fair market value does not exceed the Exercise Price, the Committee may cancel such Award for no consideration); and (2) for all other Awards, the fair market value of the shares underlying such Award on the date of such Change in Control.

XIII.	WHERE YOU CAN FIND ADDITIONAL INFORMATION

For each person selected by the Committee to receive an Award under the Plan, we will make available without charge, upon written or oral request, a copy of each document that we incorporate by reference into Item 3 of Part II of the Registration Statement on Form S-8 that we will file with the SEC relating to the Plan, and which we also hereby incorporate by reference into this prospectus.

Generally, these documents include:

•	our Registration Statement on Form 10 (File No. 001-38646) filed in connection with the spin-off (as amended, the “Form 10”);

•	our Annual Reports on Form 10-K;

•	our Quarterly Reports on Form 10-Q;

•	certain of our Current Reports on Form 8-K;

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the description of our Shares contained in the information statement that was filed as Exhibit 99.1 to the Form 10 (as the description may be amended or updated from time to time in our other reports); and

•	all other documents we file with the SEC from time to time pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after we filed the Registration Statement(s).

Also available without charge, upon written or oral request, are copies of all other documents we are required to deliver pursuant to Rule 428(b) under the Securities Act of 1933. Generally, these documents include other materials that we may distribute to our shareholders generally.

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All such requests for documents should be directed to the Company’s HR Service Center at 877-623-8079 or by e-mail to HR@dow.com.

You should rely only on the information contained in this prospectus and other documents referred to in this prospectus. The Company has not authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the cover of the document.

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Prospectus for Prior Plan Under the Dow Inc. 2019 Stock Incentive Plan:

The Dow Chemical Company Amended and Restated 2012 Stock Incentive Plan

Prospectus Material

DowDuPont Inc.

Common Stock

Par Value $0.01 Per Share

The Dow Chemical Company Amended and Restated

2012 Stock Incentive Plan

Important Instructions

SAVE THIS DOCUMENT FOR YOUR FUTURE REFERENCE. This Prospectus/Summary describes and contains the complete text of The Dow Chemical Company Amended and Restated 2012 Stock Incentive Plan (the “Plan”). Participants will be informed of any significant changes in the Plan through supplements to this Prospectus/Summary. Current information concerning DowDuPont Inc. (the “Company”) will be available regularly. Please refer to the material under the captions “Incorporation of Certain Documents By Reference” and “Available Information”.

Adopted by the Board of Directors of The Dow Chemical Company (“Dow”) on February 9, 2012 and Approved by the Stockholders of Dow on May 10, 2012

Amendment and Restatement Approved by the Board of Directors of Dow on February 13, 2014 and Approved by the Stockholders of Dow on May 15, 2014

Amendment and Restatement Adopted by the Board of Directors of the Company on August 31, 2017

Please reference details shown in the “General Information” section on page 3 of this document.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

September 1, 2017

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THE COMPANY

The term “Company” or “DowDuPont” used herein mean DowDuPont Inc. The term “Dow” used herein means The Dow Chemical Company. Effective August 31, 2017, Dow completed the all-stock merger of equals transaction with E. I. du Pont de Nemours and Company (“DuPont”), (the “Merger”) and each of Dow and DuPont became subsidiaries of DowDuPont.

The co-principal executive offices of DowDuPont are: c/o The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674 and c/o E. I. du Pont de Nemours and Company, 974 Centre Road, Wilmington, DE 19805. Dow’s principal executive offices are located at 2030 Dow Center, Midland, Michigan 48674, telephone (989) 636-1000.

The delivery of this prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date of this prospectus.

AVAILABLE INFORMATION

For each person granted an award under the Plan, we will make available without charge, upon written or oral request, a copy of each document that we have incorporated by reference in Item 3 of Part II of the Registration Statement(s) on Form S-8 relating to the Plan, which we have filed with the SEC and which we also hereby incorporate by reference into this prospectus. Generally, these documents include, for example: our Annual Report on Form 10-K; our Quarterly Reports on Form 10-Q; certain of our Current Reports on Form 8-K; a description of our common stock contained in a Form 8-K12B; and all other documents we filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after we filed the Registration Statement(s).

Also available without charge, upon written or oral request, are copies of all other documents we are required to deliver pursuant to Rule 428(b) under the Securities Act of 1933. Generally, these documents include other materials that we may distribute to our stockholders generally.

Each of these documents can be obtained via the Internet through the Investor Relations section of the Company’s website (www.dow-dupont.com/investors). Alternatively, the Company will provide a copy of any document upon written request addressed to the HR Service Center at Dow’s principal executive offices (additional contact information provided below under the caption “Plan Administration”).

You should rely only on the information contained in this prospectus and other documents referred to in this prospectus. The Company has not authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the cover of the document.

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A GENERAL DESCRIPTION OF THE DOW CHEMICAL COMPANY AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

The following is a summary of certain common aspects of the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Plan. The Plan will be controlling if there is any conflict between the Plan and this Prospectus/Summary.

GENERAL INFORMATION

On February 9, 2012, the Board of Directors of Dow passed a resolution adopting the Plan. On May 10, 2012, the stockholders of Dow at the annual meeting of stockholders approved a resolution authorizing the Board of Directors of Dow to put the Plan into effect.

On February 13, 2014, the Board of Directors of Dow adopted an amendment and restatement to the Plan and on May 15, 2014, the stockholders approved such amendment and restatement.

On August 31, 2017, the Board of Directors of the Company adopted an amendment and restatement to the Plan to reflect changes as a result of the Merger.

The Plan empowers the Company from time to time until terminated by action of the Board of Directors to grant to officers and other managerial, administrative or professional employees of the Company and its Subsidiaries, as well as non-employee directors of the Company and its Subsidiaries, awards of Stock Units, Restricted Stock, Options, Stock Appreciation Rights, or a combination of them. The Company offers a maximum of 95,000,000 shares of its Common Stock, par value $0.01, as of February 13, 2014 (subject to adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation or other recapitalization of the Company) plus any shares of Common Stock that were subject to outstanding awards under The Dow Chemical 1988 Award and Option Plan and The Dow Chemical Company Amended and Restated 2003 Non-Employee Directors’ Stock Incentive Plan that are subsequently canceled, expired, forfeited or otherwise not issued under such plans or are settled in cash. Furthermore, these numbers shall have no effect on the share limits applicable to similar components granted previously under the Plan and presently outstanding or committed. Offers to such persons as may be granted awards pursuant to the Plan are made upon the terms and conditions contained in the respective agreements entered into with each Participant under the Plan.

The purpose of the Plan is to advance the interests of the Company by rewarding the efforts of employees and non-employee directors who are selected to be Participants, by heightening the desire of such persons to continue working toward and contributing to the success and process of the Company.

The Option and Stock Appreciation Rights components of the Plan are not subject to the Employee Retirement Income Security Act of 1974 (“ERISA”). Some provisions of ERISA may be applicable to the Stock Units or Restricted Stock components of the Plan, but most provisions are not applicable because of the exemptions provided by Section 201(2) and Section 110 of that act. The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

PRINCIPAL FEATURES OF THE PLAN

Eligibility

Any employee of the Company or any of its Subsidiaries (including such employees who are officers or Directors of the Company) are eligible for selection as Participants under the Plan. For purposes of the Plan, a

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subsidiary of the Company is defined as “[a]ny business association (including a corporation or partnership, other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last association in the unbroken chain owns equity interest (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other associations in such chain.”

It should be noted that the Plan provides that awards may be granted to employees who are foreign nationals or who are employed outside of the United States on terms and conditions which are different from those made to U.S. citizens employed in the United States and which are specified in the Plan. Such different terms and conditions may be set by the Compensation Committee of the Board of Directors of the Company or any authorized sub-committee thereof (“Committee”), when in its judgment they are necessary to further the purpose of the Plan, usually because of the different laws which may be applicable to the foreign national employee or the employee who is employed outside of the United States.

Components of the Plan

The Plan authorizes the Company to grant to employees of the Company or a Subsidiary, including an officer or director who is an employee and any non-employee directors awards in the form of Options, Stock Appreciation Rights, Stock Units, Restricted Stock, or Incentive Bonuses, or a combination of these forms.

The aggregate number of shares of the Common Stock available for grant under the Plan is 95,000,000, plus any shares of Common Stock that were subject to outstanding awards under The Dow Chemical 1988 Award and Option Plan and The Dow Chemical Company Amended and Restated 2003 Non-Employee Directors’ Stock Incentive Plan that are subsequently canceled, expired, forfeited or otherwise not issued under such plans or are settled in cash, provided that:

(1)	a maximum of 95,000,000 shares may be reserved for grant as Incentive Stock Options (tax qualified options) during the life of the Plan.

(2)

the maximum cash amount payable pursuant to that portion of an Incentive Bonus granted in any calendar year to any participant under the Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $15,000,000.

(3)	the aggregate number of shares of Common Stock subject to Awards granted under the Plan during any calendar year to any one Participant shall not exceed 3,000,000.

(4)

the aggregate number of shares of Common Stock subject to Awards granted under the Plan during any calendar year to any one non-employee director shall not exceed 15,000, provided that in the calendar year in which a non-employee director first join the Board of Directors or is first designated Chairman of the Board or Lead Director, a maximum number of shares may be granted up to 200% of the foregoing limit.

The maximum numbers of shares available for Awards, as described above, are subject to adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation, or other recapitalization of the Company. Furthermore, these numbers shall have no effect on the share limits applicable to similar components granted under prior plans and presently outstanding or committed. Awards under the Plan may be made available from either newly issued shares or shares reacquired by the Company. The chief features of each of the separate award components of the Plan are described below under their separate headings.

Restricted Stock and Stock Units

Restricted Stock under the Plan is common stock of the Company restricted as to sale or transfer for such time as the Committee shall determine and subject to forfeiture until the restrictions lapse. Prior to the lifting of the restrictions, the Participant will nevertheless be entitled to receive dividends from and to vote the shares of

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Restricted Stock. The Plan provides for forfeiture of Restricted Stock for breach of conditions and for modification or acceleration by the Company of the schedule for lifting restrictions. In addition, at described in Section 15 of the Plan, the lifting of restrictions may be accelerated in the event of certain terminations of employment in connection with a “Change in Control,” as defined in Section 2(f) of the Plan.

Stock Units are common stock of the Company to be issued to the Participant under the Plan in one or more installments beginning at such time in the future as the Committee shall determine. Prior to issuance of shares of common stock in respect of Stock Units, the Company shall pay or accrue an amount equivalent to the dividends on that Stock Unit. The Plan provides that Stock Units may be forfeited for breach of conditions and for modification or acceleration by the Company of the schedule for issuing shares. In addition, at described in Section 15 of the Plan, delivery of Stock Units may be accelerated in the event of certain terminations of employment in connection with a “Change in Control,” as defined in Section 2(f) of the Plan.

The Plan limits the aggregate number of shares of Common Stock authorized for issuance pursuant to Restricted Stock and Stock Units to 5% of the aggregate number of shares of Common Stock authorized for issuance under the Plan. Restricted Stock and Stock Units subject to performance-based vesting will be subject to performance period of not less than twelve months and Restricted Stock and Stock Units subject to time-based vesting may not vest or be settled in full prior to the thirty-six month following the date of grant.

Options

Under the Option component of the Plan, Participants of Options will receive the right to purchase a specified number of shares of the common stock of the Company at an option price of not less than the market price of such stock on the date the Option is granted. Shares covered by any Option that expires, or is granted and subsequently terminated for any reason, may be reallocated, unless they have been issued under Stock Appreciation Rights (described below) relating to such Options. Shares issued upon exercise of Options may be made subject to restrictions imposed by the Committee.

Each Option may be granted for a period not exceeding ten years. No Option may be exercised for at least one year after the date of grant. The Plan forbids the Committee from re-pricing any “underwater” Options. Shares purchased upon exercise of an Option must be paid for in full at the time of exercise, either in cash or such other method as determined by the Committee.

If an Option intending to qualify as an Incentive Stock Option is granted and the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company, the exercise price of such Option must be at least 110 percent of the Fair Market Value of the shares of Common Stock on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant. Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months (or such other period of time provided in Section 422 of the Code) of Separation of Service (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder).

Stock Appreciation Rights

Under the Stock Appreciation Rights component of the Plan, Participants will receive rights which entitle them to receive a payment in cash, common stock, Restricted Stock, Stock Units, or a combination thereof as

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selected by the Committee. These rights are determined by the appreciation in common stock subject to an Option (“Tandem SAR”), or may be granted separately (“Freestanding SAR”). A Tandem SAR may be granted either at the time of the grant of the Option or at any time thereafter during the term of the Option and shall be capable of being exercised only to the extent that the related Option is capable of being exercised. Awards of Stock Appreciation Rights are included in the Plan’s individual annual limits.

The exercise price of a Tandem SAR shall be the option price under the related Option. The exercise price of a Freestanding SAR shall be not less than 100 percent of the Fair Market Value of the common stock, as determined by the Committee, on the date of grant of the Freestanding SAR.

Incentive Bonuses

Under the Incentive Bonus component of the Plan, Participants will receive a bonus opportunity pursuant to which the Participant may be entitled to receive an amount payable in cash or Common Stock or a combination thereof, as determined by the Committee, based on satisfaction of performance criteria established for a performance period of not less than one year as specified in the applicable Award Agreement.

Management Objectives

Awards under the Plan may specify management objectives stating a minimum acceptable level of achievement below which no payment will be made or below which there will be a complete forfeiture of shares. If management objectives are specified in an Award to any individual who is, or is reasonably likely to become, a covered employee within the meaning of Section 162(m) of the Code, the Plan requires that the management objectives be based on one or more of the following criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years: (i) cash flow (before or after dividends), (ii) earnings, (iii) earnings per share (including earnings before interest, taxes, depreciation and amortization), (iv) book value per share, (v) stock price, (vi) return on equity, (vii) total shareholder return, (viii) improvements on capital structure, (ix) working capital, (x) return on capital (including return on total capital or return on invested capital), (xi) return on assets or net assets, (xii) market capitalization, (xiii) economic value added, (xiv) sales growth, (xv) productivity improvement, (xvi) debt leverage (debt to capital), (xvii) revenue, (xviii) income or net income, (xix) operating income, (xx) operating profit or net operating profit, (xxi) maintenance or improvement of operating margin or profit margin, (xxii) return on operating revenue, (xxiii) cash from operations, (xxiv) operating ratio, (xxv) operating revenue, (xxvi) market share, (xxvii) product development or release schedules, (xxviii) new product innovation, (xxix) economic profit, (xxx) profitability of an identifiable business unit or product, (xxxi) product cost reduction through advanced technology, (xxxii) brand recognition/acceptance, (xxxiii) product ship targets, (xxxiv) cost reductions, (xxxv) customer service, (xxxvi) customer satisfaction or (xxxvii) the sales of assets or subsidiaries. Management objectives may not be adjusted after the grant of any Award unless such adjustment is permitted under Section 162(m) of the Code.

General Provisions

The rights created by the grant of any one of the components of the Plan to a Participant are essentially personal and, with the exceptions mentioned below, nontransferable. Each such award is normally made through a written agreement between the Company and the Awardee. The rights under any award are transferable during their terms only by will or pursuant to the laws of descent and distribution. In addition, a Participant may make a designation of a beneficiary who may exercise any rights pertaining to such an award under its normal provisions after the Participant’s death.

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The Plan, by its terms, is governed by the law of Delaware and is to be construed according to that law, except to the extent that certain Federal laws may otherwise control its construction.

In the event of a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of Common Stock outstanding, the Committee will make appropriate adjustment in the number and kind of shares authorized by the Plan, and any adjustments to outstanding awards as it deems appropriate. No fractional shares of Common Stock will be issued pursuant to any such adjustment, however, and the Fair Market Value of any fractional shares resulting from adjustments will be paid in cash to the Participant.

Forfeiture

The Plan provides that Awards may be forfeited if the Participant terminates his or her employment with the Company, a Subsidiary or an Affiliate for any reason other than death, disability, retirement or as otherwise provided in an award agreement. Awards may furthermore be forfeited by a Participant if the Committee determines that the Participant has at any time engaged in any activity harmful to the interest of or in competition with the Company, its Subsidiaries or Affiliates or accepts employment with a competitor.

Resales

Any Participant under the Plan deemed to be an “affiliate” of the Company under the rules of the Securities and Exchange Commission may be subject to restrictions on the resale of Company Common Stock acquired under the Plan. Shares of Company Common Stock acquired by “affiliates” may be sold in accordance with offering terms specified in a prospectus which relates to such shares or in a transaction exempt from registration under the Securities Act of 1933 (for example, pursuant to Rule 144).

Persons who acquire shares of Company Common Stock under the Plan who are not deemed to be “affiliates” of the Company may generally resell such shares without restriction, but should check with the Company when in doubt.

Amendment or Termination of the Plan

The Board of Directors of the Company shall have the power to amend, alter or discontinue the Plan or award agreement under the plan, without the approval of the shareholders of the Company, but no such amendment may: (i) increase the maximum number of shares of Common Stock for which Awards may be granted under the Plan, (ii) reduce the price at which Options may be granted below the fair market value of a share of Common Stock pursuant to the Option on the date the Option was granted, (iii) when the purchase price is above the fair market value of a share of Common Stock, reduce the exercise price of outstanding Options or Stock Appreciation Rights, (iv) extend the term of the Plan, (v) change the class of persons eligible to be Participants, (vi) increase the individual maximum limits, or (vii) otherwise amend the Plan in any manner requiring shareholder approval by law or the rules of any stock exchange or market or quotation system on which the share of Common Stock are traded, listed or quoted.

Plan Administration

The Plan is administered by the Committee. The business address of the Committee is 2030 Dow Center, Midland, Michigan 48674. The Committee has full power and authority to construe, interpret and administer the

8

Plan and determinations of the Committee are final, conclusive and binding upon all persons. The Committee also has the power to adopt such forms of contracts for the grant of Awards under the Plan, with such terms as it deems necessary or advisable to carry out the Plan.

The Committee utilizes the services of the Company’s HR Service Center in Midland to help administer the Plan. Personnel of that Department can help Participants under the Plan with most of their questions. The address on telephone number for the Department are as follows:

HR Service Center

The Dow Chemical Company

Midland, Michigan 48674

Telephone: (989) 638-8757

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INCOME TAX STATUS

The following is a general description of the United States federal income tax consequences applicable to Awards under the Code, as currently in effect. Federal tax treatment may change should the Code be amended. State, local and foreign tax treatment, which is not discussed below, may differ from federal income tax treatment. Please note that this summary is general in nature, and it may not apply to your particular situation. The Company cannot assure you of any particular tax result. As such, you should consult with your own tax advisor as to the tax consequences of your particular transactions under the Plan.

1.

Awards of Stock Units. The award of a right to receive stock at a future date will not have any immediate tax consequence. At the time shares of common stock are issued under any such award, the Participant will be treated as having received taxable compensation. The amount of that income will be the Fair Market Value of one share of common stock times the number of shares received. The Company will receive a federal income tax deduction for the same amount as is treated as taxable compensation to the Participant. Stock Units may constitute a form of nonqualified deferred compensation under Section 409A of the Code, which is described in more detail below.

2.

Incentive Stock Options. The Participant generally will not be taxed either at the time of grant of the Option or at the time of its exercise. The Company will not be entitled to a tax deduction by reason of such grant or exercise. However, upon exercise of the Option, the spread between the Fair Market Value of the stock at the time of exercise and the option price is an item of tax preference subject to the possible application of the alternative minimum tax. If a holder does not dispose of the shares acquired before the latter of two years after the grant and one year after the exercise, any gain on a subsequent sale (i.e., the excess of the proceeds received over the option price) will be a long-term capital gain. If the holder, however, disposes of the shares within two years after the date of grant or within one year after the exercise of an Option, the disposition is a “disqualifying disposition” and the holder generally must recognize income in the year of disposition equal to the lower of the excess of the sales price or the Fair Market Value at date of exercise over the Option Price. The Company will be entitled to a deduction of an equivalent amount (if a Participant recognizes taxable compensation as a result of a disqualifying disposition) in the Company’s taxable year in which the disposition occurs.

3.

Non-Qualified Options. The Participant will not be subject to tax upon the grant of the option and the Company will not be entitled to a tax deduction by reason of such grant. If a Participant exercises a Non-Qualified Option, the difference between the Option Price and the Fair Market Value of the shares on the date of exercise will be treated as taxable compensation to the Participant. The Company will be entitled to a tax deduction in the amount of and for the taxable year in which such amount is treated as compensation to the Participant.

4.

Awards of Restricted Stock. Unless the Participant makes an election under Section 83(b) of the Code, Restricted Stock will not be taxable when issued and the Company will not be entitled to a deduction at the time of issuance. When the restrictions that constitute a “substantial risk of forfeiture” under Section 83 of the Code are lifted, the Participant will be treated as receiving taxable compensation in the amount of the excess of the then Fair Market Value over the amount, if any, paid for the shares.

5.

Stock Appreciation Rights (SAR). The Participant will not be subject to tax upon the grant of an SAR and the Company will not be entitled to a tax deduction by reason of such grant. Upon the exercise of an SAR, the Participant generally will be treated as having received taxable compensation in an amount equal to the cash and/or Fair Market Value of the shares of stock received pursuant to such exercise. The Company is entitled to a deduction at the time of and equal to the amount the Participant receives as taxable compensation.

6.

Incentive Bonuses. The grant of an Incentive Bonus will not result in federal income tax liability. The Participant will recognize as ordinary income an amount equal to the amount actually paid to the Participant. Incentive Bonuses may constitute a form of nonqualified deferred compensation under Section 409A of the Code, which is described in more detail below.

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If an Award is treated as “nonqualified deferred compensation” and the Award does not comply with Section 409A of the Code, Section 409A may impose additional taxes, interest and penalties on you. Neither the Committee nor the Company is obligated to ensure that awards comply with Code Section 409A or to take any actions to ensure such compliance. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

The complete text of The Dow Chemical Company Amended and Restated 2012 Stock Incentive Plan is incorporated by reference to Exhibit 4.1 to DowDuPont Inc. Registration Statement on Form S-8 filed September 5, 2017. Alternatively, the Company will provide a copy of the complete text of the Plan upon written request addressed to the HR Service Center at Dow’s principal business office (additional contact information provided above under the caption “Plan Administration”).

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Prospectus for Prior Plan Under the Dow Inc. 2019 Stock Incentive Plan:

The Dow Chemical Company 1988 Award and Option Plan

Prospectus Material

DowDuPont Inc.

Common Stock

Par Value $0.01 Per Share

The Dow Chemical Company Amended and Restated

1988 Award and Option Plan

Important Instructions

SAVE THIS DOCUMENT FOR YOUR FUTURE REFERENCE. This Prospectus/Summary describes and contains the complete text of The Dow Chemical Company Amended and Restated 1988 Award and Option Plan (the “Plan”). Awardees will be informed of any significant changes in the Plan through supplements to this Prospectus/Summary. Current information concerning DowDuPont Inc. (the “Company”) will be available regularly. Please refer to the material under the captions “Incorporation of Certain Documents By Reference” and “Available Information”.

Approved by Stockholders of The Dow Chemical Company (“Dow”) and Adopted by Board of Directors of Dow May 12, 1988

Adjusted for Stock Split on November 20, 1989

Amended by the Board of Directors of Dow on May 9, 1991

Amendment and Restatement Approved by the Stockholders of Dow on May 15, 1997, Effective as of January 1, 1997

Amendment and Restatement Adopted by the Board of Directors of Dow on May 15, 1997, Effective as of January 1, 1997

Adjusted for Stock Split June 16, 2000

Amendment and Restatement Approved by the Stockholders of Dow and Adopted by Board of Directors of Dow on May 9, 2002

Amendment and Restatement Adopted by the Board of Directors of Dow on February 9, 2006, which is applicable to all grants of deferred stock whether outstanding on February 9, 2006 or made in the future.

Amendment and Restatement Adopted by the Board of Directors of Dow on December 10, 2008.

Amendment and Restatement Adopted by the Board of Directors of Dow on January 1, 2009.

Amendment and Restatement Adopted by the Board of Directors of the Company on August 31, 2017

Please reference details shown in the “General Information” section on page 3 of this document.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

September 1, 2017

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2

THE COMPANY

The term “Company” or “DowDuPont” used herein mean DowDuPont Inc. The term “Dow” used herein means The Dow Chemical Company. Effective August 31, 2017, Dow completed the all-stock merger of equals transaction with E. I. du Pont de Nemours and Company (“DuPont”), (the “Merger”) and each of Dow and DuPont became subsidiaries of DowDuPont.

The co-principal executive offices of DowDuPont are: c/o The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674 and c/o E. I du Pont de Nemours and Company, 974 Centre Road, Wilmington, DE 19805. Dow’s principal executive offices are located at 2030 Dow Center, Midland, Michigan 48674, telephone (989) 636-1000.

The delivery of this prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date of this prospectus.

AVAILABLE INFORMATION

For each person granted an award under the Plan, we will make available without charge, upon written or oral request, a copy of each document that we have incorporated by reference in Item 3 of Part II of the Registration Statement(s) on Form S-8 relating to the Plan, which we have filed with the SEC and which we also hereby incorporate by reference into this prospectus. Generally, these documents include, for example: our Annual Report on Form 10-K; our Quarterly Reports on Form 10-Q; certain of our Current Reports on Form 8-K; a description of our common stock contained in a Form 8-K12B; and all other documents we filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after we filed the Registration Statement(s).

Also available without charge, upon written or oral request, are copies of all other documents we are required to deliver pursuant to Rule 428(b) under the Securities Act of 1933. Generally, these documents include other materials that we may distribute to our stockholders generally.

Each of these documents can be obtained via the Internet through the Investor Relations section of the Company’s website (www.dow-dupont.com/investors). Alternatively, the Company will provide a copy of any document upon written request addressed to the HR Service Center at Dow’s principal executive office (additional contact information provided below under the caption “Plan Administration”).

You should rely only on the information contained in this prospectus and other documents referred to in this prospectus. The Company has not authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the cover of the document.

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A GENERAL DESCRIPTION OF THE DOW CHEMICAL COMPANY AMENDED AND RESTATED 1988 AWARD AND OPTION PLAN

The following is a summary of certain common aspects of the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Plan. The Plan will be controlling if there is any conflict between the Plan and this Prospectus/Summary.

GENERAL INFORMATION

On May 12, 1988, the stockholders of Dow at the annual meeting of stockholders approved a resolution authorizing the Board of Directors of Dow to put into effect the Plan. Immediately following the annual meeting, the Board of Directors of Dow passed a resolution adopting the Plan. A minor amendment was made to the Plan on May 9, 1991.

On May 15, 1997, the stockholders of Dow at the annual meeting of stockholders approved amendments to the Plan, to be effective as of January 1, 1997. One reason for amending the Plan was to ensure that certain types of awards under the Plan will continue to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (the “Code”). That section, which became law in 1993, generally disallows a tax deduction for certain compensation over $1 million paid, or otherwise taxable, to persons named in the Summary Compensation Table of the Company’s annual proxy statement and employed by the Company at the end of the applicable year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Increasing the percentage of outstanding shares available annually was also a reason for amending the Plan in order to afford the Committee greater flexibility in designing compensation packages aligned with stockholders’ interests. This change was necessary not only to offset the reduction in outstanding shares (and the corresponding reduction in shares available for the Plan) resulting from Dow’s recent and ongoing repurchases in the open market, but also to accommodate the possible use of performance options, which typically require a greater number of shares than other types of stock-based compensation. The amendments also prohibit the repricing of Options unless stockholder approval is sought and received. Limitations were also established for individual awards under the Plan.

On each of May 9, 2002, February 9, 2006, December 10, 2008 and January 1, 2009, the Board of Directors of Dow previously adopted an amendment and restatement to the Plan.

On August 31, 2017, the Board of Directors of the Company adopted an amendment and restatement to the Plan to reflect changes as a result of the Merger.

The Plan empowered the Company from time to time until terminated by action of the Board of Directors to grant to officers and other managerial, administrative or professional employees of the Company and its Subsidiaries, awards of Deferred Stock, Restricted Stock, Options, Stock Appreciation Rights, or a combination of them. The Company offered a maximum of 1.5% of the total outstanding shares of its Common Stock, par value $0.01 (subject to adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation or other recapitalization of the Company) as of January 1, 2009. Furthermore, these numbers shall have no effect on the share limits applicable to similar components granted previously under the Plan and presently outstanding or committed. Offers to such persons as may be granted awards pursuant to the Plan are made upon the terms and conditions contained in the respective agreements entered into with each Awardee under the Plan.

The purpose of the Plan is “to attract and retain in the employ of the Company and its Subsidiaries and Affiliates people of ability, training and experience by providing such people, in consideration of services performed, an incentive for outstanding performance to the end of furthering the continued growth and profitability of the Company, and to encourage ownership of the Company’s stock by such people.”

4

The Option and Stock Appreciation Rights components of the Plan are not subject to the Employee Retirement Income Security Act of 1974 (“ERISA”). Some provisions of ERISA may be applicable to the Deferred Stock or Restricted Stock components of the Plan, but most provisions are not applicable because of the exemptions provided by Section 201(2) and Section 110 of that act. The Plan is not qualified under Section 401(a) of the Code.

5

PRINCIPAL FEATURES OF THE PLAN

Eligibility

An employee of the Company or a Subsidiary, including an officer or director who is such an employee, who at the time an Award is made has a work schedule of 50% or more of the standard hours defined as full-time in such employee’s work location, but excluding any employee who has provided to the Company a written irrevocable election not to be eligible. For purposes of the Plan, a subsidiary of the Company is defined as “[a]ny business association (including a corporation or partnership, other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last association in the unbroken chain owns equity interest (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other associations in such chain.” Directors of the Company who are not employees of the Company or a Subsidiary are not eligible for selection as Awardees under the Plan.

It should be noted that the Plan provides that awards may be granted to employees who are foreign nationals or who are employed outside of the United States on terms and conditions which are different from those made to U.S. citizens employed in the United States and which are specified in the Plan. Such different terms and conditions may be set by the Compensation Committee of the Board of Directors of the Company (or any successor) or such other person or committee designated by the Board to administer the plan (“Committee”), when in its judgment they are necessary to further the purpose of the Plan, usually because of the different laws which may be applicable to the foreign national employee or the employee who is employed outside of the United States.

Components of the Plan

The Plan authorizes the Company to grant to officers and other managerial, administrative or professional employees of the Company and its Subsidiaries awards in the form of Deferred Stock, Restricted Stock, Stock Options, or Stock Appreciation Rights, or a combination of these forms.

The maximum number of shares of the Common Stock available for grant under the Plan in each calendar year beginning with 1997 is 1.5% of the total shares of Common Stock outstanding provided that:

(5)	a maximum of 30,000,000 shares will be reserved for grant as Incentive Stock Options (tax qualified options) during the life of the Plan.

(6)

Awards of Deferred Stock and Restricted Stock are limited to (15%) of the aggregate limit as provided in Section 5.01 of the Plan, such percentage to be calculated as the annual average over any ten year period of time

(3) Up to 50% of any year’s allocation, if unused, may be carried forward for up to three years.

(4) Up to 50% of the subsequent year’s allocation may be borrowed for use in the current year.

The maximum numbers of shares available for Awards, as described above, are subject to adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation, or other recapitalization of the Company. Furthermore, these numbers shall have no effect on the share limits applicable to similar components granted under prior plans and presently outstanding or committed. Awards under the Plan may be made available from either newly issued shares or shares reacquired by the Company. The chief features of each of the separate award components of the Plan are described below under their separate headings. The Company no longer reserves shares of Common Stock for future grants under the Plan.

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Deferred Stock

Deferred Stock is common stock of the Company to be issued to the Awardee under the Plan in one or more installments beginning at such time in the future as the Committee shall determine. Prior to issuance of shares of common stock in respect of Deferred Stock, the Company shall pay or accrue an amount equivalent to the dividends on that Deferred Stock. The Plan provides that Deferred Stock may be forfeited for breach of conditions and for modification or acceleration by the Company of the schedule for issuing shares. In addition, delivery of Deferred Stock will be accelerated in the event of a “Change in Control,” as defined in Section 15.07 (iii) of the Plan. The Plan also limits aggregate awards of Deferred Stock and Restricted Stock to any individual to 900,000 shares over any three-calendar-year period.

Restricted Stock

Restricted Stock under the Plan is common stock of the Company restricted as to sale or transfer for such time as the Committee shall determine and subject to forfeiture until the restrictions lapse. Prior to the lifting of the restrictions, the Awardee will nevertheless be entitled to receive dividends from and to vote the shares of Restricted Stock. The Plan provides that Restricted Stock may be forfeited for breach of conditions and for modification or acceleration by the Company of the schedule for lifting restrictions. In addition, lifting of restrictions will be accelerated in the event of a “Change in Control,” as defined in Section 15.07 (iii) of the Plan. The Plan also limits aggregate awards of Deferred Stock and Restricted Stock to any individual to 900,000 shares over any three-calendar-year period.

Options

Under the Option component of the Plan, Awardees of Options will receive the right to purchase a specified number of shares of the common stock of the Company at an option price of not less than the market price of such stock on the date the Option is granted. Aggregate awards of Options and Stock Appreciation Rights to any individual are limited to 1,200,000 shares of common stock in any calendar year, subject to limited carrying forward of ungranted shares and borrowing against the succeeding year’s limit. Such carrying forward and borrowing provisions do not increase the aggregate shares that may be awarded under the Plan, but merely allow the Committee flexibility in timing Awards to individuals. Taking into account any carrying forward or borrowing, the maximum number of shares covered by Awards in any calendar year cannot exceed two times the annual limit stated above. Shares covered by any Option that expires, or is granted and subsequently terminated for any reason, may be reallocated, unless they have been issued under Stock Appreciation Rights (described below) relating to such Options. Shares issued upon exercise of Options may be made subject to restrictions imposed by the Committee.

Each Option may be granted for a period not exceeding ten years. No Option may be exercised for at least one year after the date of grant. The Plan forbids the Committee from re-pricing any “underwater” Options. Shares purchased upon exercise of an Option must be paid for in full at the time of exercise, either in cash or with currently owned shares. Any Option awarded as an Incentive Stock Option construed to be in compliance with the requirements of Section 422 of the Code or any statutory provision which may replace such section.

Stock Appreciation Rights

Under the Stock Appreciation Rights component of the Plan, Awardees will receive rights which entitle them to receive a payment in cash, common stock, Restricted Stock or Deferred Stock as selected by the Committee. These rights are determined by the appreciation in common stock subject to an Option (“Tandem SAR”), or may be granted separately (“Freestanding SAR”). A Tandem SAR may be granted either at the time of

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the grant of the Option or at any time thereafter during the term of the Option and shall be capable of being exercised only to the extent that the related Option is capable of being exercised. As described above under the disclosure regarding Options, awards of Stock Appreciation Rights are included in the Plan’s individual annual limits. In no event may an award of a Freestanding SAR be exercised within the first six months of its grant, or in the case of a Tandem SAR within the first six months of the grant of the related Option.

The exercise price of a Tandem SAR shall be the option price under the related Option. The exercise price of a Freestanding SAR shall be not less than 100 percent of the Fair Market Value of the common stock, as determined by the Committee, on the date of grant of the Freestanding SAR.

Management Objectives

Awards of Deferred Stock and Restricted Stock may specify management objectives stating a minimum acceptable level of achievement below which no payment will be made in the case of Deferred Stock, or below which there will be a complete forfeiture of shares in the case of Restricted Stock. If management objectives are specified in an Award to any individual who is, or is reasonably likely to become, a covered employee within the meaning of Section 162(m) of the Code, the Plan requires that the management objectives be based on specified levels of, or growth in, one or more of the following criteria: (i) earnings, (ii) earnings per share, (iii) share price, (iv) revenues, (v) total stockholder return, (vi) return on invested capital, equity or assets, (vii) operating margins, (vii) sales growth, (ix) productivity improvement, (x) market share and (xi) economic profit. Management objectives may not be adjusted after the grant of any Award unless such adjustment is permitted under Section 162(m) of the Code.

General Provisions

The rights created by the grant of any one of the components of the Plan to an Awardee are essentially personal and, with the exceptions mentioned below, nontransferable. Each such award is normally made through a written agreement between the Company and the Awardee. The rights under any award are transferable during their terms only by will or pursuant to the laws of descent and distribution. In addition, an Awardee may make a designation of a beneficiary who may exercise any rights pertaining to such an award under its normal provisions after the Awardee’s death.

The Plan, by its terms, is governed by the law of Delaware and is to be construed according to that law, except to the extent that certain Federal laws may otherwise control its construction.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting shares of its Common Stock, or a sale by the Company of all or part of its assets, or any distribution to stockholders other than a cash dividend, the Board of Directors of the Company will make appropriate adjustment in the number and kind of shares authorized by the Plan, and any adjustments to outstanding awards as it deems appropriate. No fractional shares of Common Stock will be issued pursuant to any such adjustment, however, and the Fair Market Value of any fractional shares resulting from adjustments will be paid in cash to the Awardee.

Individual Limits

An annual limit of 1,200,000 shares is set for awards of Options and Stock Appreciation Rights to any individual. For purposes of this limit, the Plan allows additional shares to be awarded in any year by carrying forward and borrowing against an individual’s limit for the immediately preceding and succeeding years, but only to the extent of one year’s annual limit. Such carrying forward and borrowing provisions do not increase the aggregate number of shares that may be awarded under the Plan, but merely allow the Committee flexibility in

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timing awards to individuals. The Plan also limits aggregate awards of Deferred Stock and Restricted Stock to any individual to 900,000 shares over any three-calendar-year period.

Forfeiture

The Plan provides that Awards may be forfeited if the Awardee terminates his or her employment with the Company, a Subsidiary or an Affiliate for any reason other than death, disability, retirement or as otherwise provided in an award agreement. Awards may furthermore be forfeited by an Awardee if the Committee determines that the Awardee has at any time engaged in any activity harmful to the interest of or in competition with the Company, its Subsidiaries or Affiliates or accepts employment with a competitor.

Resales

Any Awardee under the Plan deemed to be an “affiliate” of the Company under the rules of the Securities and Exchange Commission may be subject to restrictions on the resale of Company Common Stock acquired under the Plan. Shares of Company Common Stock acquired by “affiliates” may be sold in accordance with offering terms specified in a prospectus which relates to such shares or in a transaction exempt from registration under the Securities Act of 1933 (for example, pursuant to Rule 144).

Persons who acquire shares of Company Common Stock under the Plan who are not deemed to be “affiliates” of the Company may generally resell such shares without restriction, but should check with the Company when in doubt.

Amendment or Termination of the Plan

The Board of Directors of the Company shall have the power to amend or terminate the Plan, without further action of the stockholders, but no such amendment may: (i) increase the total number of shares available for issuance pursuant to the Plan, (ii) change the class of employee eligible to be Awardees, (iii) withdraw the administration of the Plan from the Committee or (iv) change the provisions of these limitations.

Plan Administration

The Plan is administered by the Committee. The business address of the Committee is 2030 Dow Center, Midland, Michigan 48674. The Committee has full power and authority to construe, interpret and administer the Plan and determinations of the Committee are final, conclusive and binding upon all persons. The Committee also has the power to adopt such forms of contracts for the grant of Awards under the Plan, with such terms as it deems necessary or advisable to carry out the Plan.

The Committee utilizes the services of the Company’s HR Service Center in Midland to help administer the Plan. Personnel of that Department can help Awardees under the Plan with most of their questions. The address on telephone number for the Department are as follows:

HR Service Center

The Dow Chemical Company

Midland, Michigan 48674

Telephone: (989) 638-8757

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INCOME TAX STATUS

The following is a general description of the United States federal income tax consequences applicable to Awards under the Code, as currently in effect. Federal tax treatment may change should the Code be amended. State, local and foreign tax treatment, which is not discussed below, may differ from federal income tax treatment. Please note that this summary is general in nature, and it may not apply to your particular situation. The Company cannot assure you of any particular tax result. As such, you should consult with your own tax advisor as to the tax consequences of your particular transactions under the Plan.

7.

Awards of Deferred Stock. The award of a right to receive stock at a future date will not have any immediate tax consequence. At the time shares of common stock are issued under any such award, the Awardee will be treated as having received taxable compensation. The amount of that income will be the Fair Market Value of one share of common stock times the number of shares received. The Company will receive a federal income tax deduction for the same amount as is treated as taxable compensation to the Awardee. Deferred Stock may constitute a form of nonqualified deferred compensation under Section 409A of the Code, which is described in more detail below.

8.

Incentive Stock Options. The Awardee generally will not be taxed either at the time of grant of the Option or at the time of its exercise. The Company will not be entitled to a tax deduction by reason of such grant or exercise. However, upon exercise of the Option, the spread between the Fair Market Value of the stock at the time of exercise and the option price is an item of tax preference subject to the possible application of the alternative minimum tax. If a holder does not dispose of the shares acquired before the latter of two years after the grant and one year after the exercise, any gain on a subsequent sale (i.e., the excess of the proceeds received over the option price) will be a long-term capital gain. If the holder, however, disposes of the shares within two years after the date of grant or within one year after the exercise of an Option, the disposition is a “disqualifying disposition” and the holder generally must recognize income in the year of disposition equal to the lower of the excess of the sales price or the Fair Market Value at date of exercise over the Option Price. The Company will be entitled to a deduction of an equivalent amount (if an Awardee recognizes taxable compensation as a result of a disqualifying disposition) in the Company’s taxable year in which the disposition occurs.

9.

Non-Qualified Options. The Awardee will not be subject to tax upon the grant of the option and the Company will not be entitled to a tax deduction by reason of such grant. If an Awardee exercises a Non-Qualified Option, the difference between the Option Price and the Fair Market Value of the shares on the date of exercise will be treated as taxable compensation to the Awardee. The Company will be entitled to a tax deduction in the amount of and for the taxable year in which such amount is treated as compensation to the Awardee.

10.

Awards of Restricted Stock. Unless the Awardee makes an election under Section 83(b) of the Code, Restricted Stock will not be taxable when issued and the Company will not be entitled to a deduction at the time of issuance. When the restrictions that constitute a “substantial risk of forfeiture” under Section 83 of the Code are lifted, the Awardee will be treated as receiving taxable compensation in the amount of the excess of the then Fair Market Value over the amount, if any, paid for the shares.

11.

Stock Appreciation Rights (SAR). The Awardee will not be subject to tax upon the grant of an SAR and the Company will not be entitled to a tax deduction by reason of such grant. Upon the exercise of an SAR, the Awardee generally will be treated as having received taxable compensation in an amount equal to the cash and/or Fair Market Value of the shares of stock received pursuant to such exercise. The Company is entitled to a deduction at the time of and equal to the amount the Awardee receives as taxable compensation.

If an Award is treated as “nonqualified deferred compensation” and the Award does not comply with Section 409A of the Code, Section 409A may impose additional taxes, interest and penalties on you. Neither the Committee nor the Company is obligated to ensure that awards comply with Code Section 409A or to take any actions to ensure such compliance. The Company shall have no liability to an Awardee, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

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The complete text of The Dow Chemical Company Amended and Restated 1988 Award and Option Plan is incorporated by reference to Exhibit 4.2 to DowDuPont Inc. Registration Statement on Form S-8 filed September 5, 2017. Alternatively, the Company will provide a copy of the complete text of the Plan upon written request addressed to the HR Service Center at Dow’s principal business office (additional contact information provided above under the caption “Plan Administration”).

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Prospectus for Prior Plan Under the Dow Inc. 2019 Stock Incentive Plan: E. I. du Pont de Nemours and Company Equity and Incentive Plan

DuPont Equity and Incentive Plan PROSPECTUS AND BROCHURE This document constitutes part of a prospectus covering securities that have been March 2019 registered under the Securities Act of 1933, as amended.

1 The DuPont Equity and Incentive Plan 2 Understanding Stock Options Key Features of NQSOs 3 Understanding RSUs and PSUs 4 Accessing Your Grant Information and Brokerage Account 5 Translation Service Available When You Speak with a PSR 6 Opening a Merrill Lynch Brokerage Account Online Limited Individual Investor Account (Limited IIA) Steps to Opening Your Brokerage Account 7 Opening a Merrill Lynch Brokerage Account by Mail Required tax forms 8 When You Can Exercise Your Stock Options Vesting Your Exercise Period 9 Exercising Your Stock Options Market Orders Limit Orders Modeling an Exercise 10 Your Exercise Request Stock Option Exercise Methods 11 Methods of Paying Taxes on Your Stock Option Exercise 12 Submitting Your Exercise Request 13 After Exercising Your Stock Options Selling Stock That You Are Holding in Your Brokerage Account Transferring Stock in Your Brokerage Account Transferring Cash from Your Brokerage Account 14 Keeping Informed About Your Equity Awards and Brokerage Account 15 Transaction Fees Other Fees 16 Certain Federal Tax Consequences 17 Employment tax Withholding Appendix 18 1. Additional Prospectus Information 22 2. Glossary 23 3. Accessing Merrill Lynch 24 4. Termination of Employment In This Document This brochure is a general description of Merrill Lynch’s equity plan services. Your equity awards are subject to the terms of your company’s plan, any agreement between you and your company covering your equity awards, and the prospectus provided to you by your company. Any transactions in connection with your plan in your Merrill Lynch brokerage account are subject to the terms and conditions of that account. What’s Inside

1 DowDuPont Inc./Merger of E. I. du Pont de Nemours and Company and The Dow Chemical Company On August 31, 2017, The Dow Chemical Company and E. I. du Pont de Nemours and Company (“DuPont”) merged in a merger of equals (the “Merger”) and, as a result, all of their shares of common stock became owned by DowDuPont Inc. (“DowDuPont”). At the time of the Merger, each share of DuPont common stock was converted into 1.2820 shares of DowDuPont common stock, with cash in lieu of any fractional shares of DowDuPont common stock. Generally, all outstanding options relating to shares of DuPont common stock were automatically converted into options relating to shares of DowDuPont common stock, and all outstanding restricted stock units and performance-based restricted stock units relating to shares of DuPont common stock were automatically converted into restricted stock units relating to shares of DowDuPont common stock, in each case, after giving effect to appropriate adjustments set forth in the Merger agreement relating to such Merger and otherwise generally on the same terms and conditions as applied under the applicable plans and award agreements. The DuPont Equity and Incentive Plan As more fully discussed in the Appendix, following the Merger, equity-based (stock-based) awards under the DuPont Equity and Incentive Plan are based on shares of DowDuPont common stock. Your awards under the DuPont Equity and Incentive Plan may be equity-based (stock-based) or cash-based compensation. Long-term incentive awards typically include stock options, time-vested restricted stock units (RSUs), and, in some cases, performance-based restricted stock units (PSUs). In certain countries, stock appreciation rights (SARs) are awarded when stock options are prohibited. Your awards enable you to participate in the long-term financial success of the Company. Cash-based awards may also be made under the Equity and Incentive Plan and are typically issued as part of the Company’s short-term incentive program. Your Leadership Team and the Compensation Committee of the Board of Directors make an annual assessment of participants and the level of grants. Annual grants are not guaranteed. A targeted value is established for each level based on competitive practices. Individual grants may vary from 0% to 200% of the target to reflect individual performance and your potential for future impact on the organization. Significant variance in the numbers of stock options, RSUs and PSUs granted from year to year may result from changes in grant guidelines, stock price, your assignment, or assessment of your individual performance. Individual payouts on PSUs may range from 0% to 200% of your granted units based on achievement of preestablished, performance-based corporate objectives. Merrill Lynch provides the record keeping and brokerage service for the plan through a program called AwardChoice®. This service is designed to provide you with control and flexibility in accessing information on your stock-based awards via the Internet and by phone. This brochure describes Merrill Lynch’s services for DuPont Equity and Incentive Plan participants. The following pages are intended to help you understand your stock-based awards, how to establish a Merrill Lynch brokerage account in order to exercise your stock options and sell shares of DowDuPont stock obtained through the plan, and the services available through AwardChoice.

2 Understanding Stock Options Upon consummation of the Merger, each Outstanding Award that was a stock option or stock appreciation right (whether vested or unvested) was automatically converted into a DowDuPont stock option or stock appreciation right, as the case may be, generally on the same terms and conditions as applied immediately before the Merger (including applicable vesting requirements, subject to the special change in control vesting provisions described in the plan document). The number of shares of DowDuPont Common Stock subject to the award as adjusted equals the number of shares of DuPont Common Stock subject to the award immediately before the Merger multiplied by 1.2820, rounded down to the nearest whole share, and the per-share exercise price under the award as adjusted equals the per-share exercise price immediately before the Merger divided by 1.2820, rounded up to the nearest penny. A stock option gives you the right to purchase a specific number of shares of DowDuPont common stock at a set price for a certain period of time. If the market price of DowDuPont stock increases to exceed the exercise price of your stock options, the value of your stock options also will increase. In that case, you can realize a gain by “exercising” your stock options. However, receiving a stock option grant does not make you a DowDuPont stockholder. You are not entitled to dividends or stockholder voting rights unless you exercise your options and acquire shares. Additional information on exercising your stock options can be found beginning on page 9 of this brochure. The terms of each stock option grant, including the exercise price, the vesting period and exercise period, were included in the Award Terms you received from the Company. The Award Terms also address, and Appendix 4 summarizes, the forfeiture or expiration of options in the event of retirement, termination due to divestiture, lack of work, death or disability and termination for cause or any other reason. You will also find this information on the Benefits OnLine® website. Non-Qualified Stock Options (NQSOs) are the type of stock options granted under the DuPont Equity and Incentive Plan:1 The DuPont Equity and Incentive Plan Key Features of NQSOs Feature NQSO2 Exercise After Retirement Options expire two years from date of death; or, if earlier, the original grant’s Expiration Date. Termination for Lack of Work/Divestiture/ Total and Permanent Disability Options expire one year from termination; or, if earlier, the original grant’s Expiration Date. Death Options expire a maximum of two years from date of death; or, if earlier, the original grant’s Expiration Date. Tax Withholding at Exercise Ordinary income tax for federal, FICA/FICM, and taxes may be due in certain states and localities. Shareholding Period Requirements N/A Tax at Sale Capital gain on post-exercise appreciation. Tax Basis of Stock Sold Fair market value of stock at exercise. 1 SARs may be granted to individuals working for affiliated companies outside the United States of America. The terms of an SAR grant will be set forth in the Award Terms provided to the recipient by the Company and will typically be similar to the Award Terms covering stock option grants. 2 Tax information is based on U.S. tax law. Consult your tax advisor on how federal, state and other jurisdictions’ tax laws apply to your circumstances.

3 An award of RSUs or PSUs represents actual shares of DowDuPont common stock only upon vesting and settlement. Until the RSUs and PSUs become vested, several restrictions apply to the units. The terms of each RSU and PSU grant are included in the Award Terms you received from the Company. Time-Vested Restricted Stock Units (RSUs) and Vesting RSUs typically vest on a three-year schedule. One-third of the units vest on the first anniversary of the grant date, another third vest on the second anniversary, and the remaining units vest on the third anniversary. You do not need to take any special action in order for your RSUs to vest. You can check the vesting status of your outstanding RSU awards at any time through Benefits OnLine. Appendix 4 summarizes the rules relating to the forfeiture of units in the event of your termination of employment. Upon consummation of the Merger, each Outstanding Award that was a restricted stock unit (whether vested or unvested) was automatically converted into a DowDuPont restricted stock unit award on the same terms and conditions as applied generally before the Merger (including applicable vesting requirements, subject to the special change in control vesting provisions described in the plan document). The number of shares of DowDuPont Common Stock subject to the award as adjusted equals the number of shares of DuPont Common Stock subject to the award immediately before the Merger multiplied by 1.2820, rounded up to the nearest whole share. Performance-Based Restricted Stock Units (PSUs) and Vesting A PSU is a grant of restricted stock units that vest based on the attainment of corporate business measures. Unlike RSUs, which vest solely over time, PSUs become vested if specific corporate goals are achieved over a defined measurement period (performance vesting). Appendix 4 summarizes the rules relating to the forfeiture of units in the event of your termination of employment. Generally, PSUs pay out 0%-200% of a participant’s target award, based on three-year corporate performance measurements. The percentage of the target award received is based on the level of achievement of performance goals. Upon consummation of the Merger, each Outstanding Award that was a DuPont performance stock unit was converted into a time-based vesting DowDuPont restricted stock unit award at the target level of performance, and, subject to the special change in control vesting provisions described on page 20, will continue to vest as though such award had originally been granted as a time-vested award with a restricted period equal in length to the performance period of such award. Ownership Rights During the vesting period, your RSUs accrue dividend equivalents on a quarterly basis. Dividend equivalents on PSUs are not credited to your account until the underlying performance criteria are satisfied. You are not a DowDuPont shareholder with respect to the underlying shares and are not entitled to voting rights until your units become vested and are delivered as actual shares of stock. The units may not be sold, pledged or transferred, and the units are forfeited if the conditions for vesting are not met. Your RSUs, however, can be applied to requirements under the Stock Ownership Guidelines. You may name a beneficiary to receive your RSUs and PSUs in the event of your death during the vesting period. Speak with a participant service representative for assistance in designating a beneficiary (see page 4). Taxes on RSUs and PSUs Shares of DowDuPont common stock will automatically be used to satisfy withholding for federal, state and local taxes. For more detailed tax information, refer to the section of this brochure titled “Certain Federal Tax Consequences” on page 16. Understanding RSUs and PSUs

4 Merrill Lynch provides you with three ways to access your grant information and brokerage account information: • Benefits OnLine: Visit www.benefits.ml.com for access to your equity-based award information and Merrill Lynch services virtually 24 hours a day, 7 days a week. You will need your Social Security number, or 9-digit internal verification number, and 5-digit personal identification number (PIN) the first time you use the site.3 You will be prompted to create a personal User ID (6-32 characters) and Password (8-20 characters) for future use. Your User ID must include at least one letter and cannot include special characters. Your Password must include at least one upper case letter, one lower case letter and one number. • Interactive Voice Response System (IVR): The IVR provides you with automated phone access to your equity award information in English or Spanish, virtually 24 hours a day, 7 days a week. You will need your Social Security number, or 9-digit internal verification number, and 5-digit PIN to use the IVR. (Once you have created a Password for Benefits OnLine, this Password will replace the PIN for access to the IVR.) From the U.S., Puerto Rico and Canada, call toll-free at (877) DD-PLANS (877-337-5267). From other locations, use AT&T Direct®. First, enter the local AT&T Direct access number for your country, then call (877) STK-OPTN (877-785-6786). (For a list of AT&T Direct access numbers, go to www.att.com/traveler.) • Participant Service Representatives (PSRs): When you call the IVR, you can press “0” from the main menu or say “Representative” to transfer to a PSR for assistance with plan-related transactions or information. PSRs are available virtually 24 hours a day, 7 days a week. From the U.S., Puerto Rico and Canada, call toll-free at (877) DD-PLANS (877-337-5267). From other locations, use AT&T Direct®. First, enter the local AT&T Direct access number for your country, then call (877) STK-OPTN (877-785-6786). (For a list of AT&T Direct access numbers, go to www.att.com/traveler.) 3 Merrill Lynch will mail your internal verification number and PIN to you under separate cover. On Benefits OnLine, you have access to the “Click to Chat” feature. You can connect with an agent and have your questions answered on the spot! Accessing Your Grant Information and Brokerage Account ONLINE GRANT ACCEPTANCE Your awards must be accepted before you can exercise them or receive shares or cash payouts. Your grants can be accepted online, quickly and easily. • To get started, log in to Benefits OnLine at www.benefits.ml.com and select Accept Now from My To-Do List on the My Accounts page. When you do, the screens will guide you through the simple three-step process for accepting awards. • Review the grant award document(s) associated with your award. This is a required step. Choose to Accept your award, and then click Continue. • To confirm your action, you will be required to enter your Benefits OnLine Password. Then click Submit. A confirmation of your action will be displayed. Failure to accept your award by the end of the award acceptance period will lead to forfeiture.

Accessing Your Grant Information and Brokerage Account

Through Benefits OnLine, you can:	Through the IVR, you can:
View your stock option information, including the number of options you have, their exercisability status, and their expiration date.	Review your stock option information, including the number of options you have, their exercisability status, and their expiration date.
View your RSU, PSU or restricted share information, including vesting requirements and current status.	Review your RSU, PSU or restricted share information, including vesting requirements and current status.
Accept your grants.	Request a stock price quote.[5]
Request a stock price quote.[4]	Model the potential outcome of a stock option exercise.
Model the potential outcome of a stock option exercise.	Transfer to a PSR for assistance. The PSR can also process your request to exercise your options, sell the balance of DowDuPont stock in your brokerage account, or remit any available cash in your account.
Perform stock option exercise and sale transactions.	
View brokerage account balances and activity.	
View stock sale confirmations and tax reporting statements.	
View previous transactions and print stock option statements and exercise confirmations.	
Learn about stock options, RSUs, PSUs and restricted shares, print forms and view communications for the DuPont Equity and Incentive Plan.	

Translation Service Available When You Speak with a PSR

If you speak a language other than English or Spanish, a PSR can arrange for a translator to join the call to assist you. Please note that all conversations with PSRs are recorded for your protection. Translations are available in 140 languages, including Dutch, French, German, Italian, Japanese, Malay, Mandarin, Portuguese and Tagalog. Please follow these steps:

From the U.S., Puerto Rico or Canada:

1) Dial **(877) DD-PLANS (877-337-5267)**.
2) Provide your Social Security number, or 9-digit internal verification number, plus your Password or 5-digit PIN.
3) Press "0" from the main menu or say "Representative" to speak with a PSR.
4) Request the language you prefer – the PSR will bring an interpreter onto the call to assist.

From other locations, use AT&T Direct®.

1) Enter the local AT&T Direct access number for your country. (For a list of AT&T Direct access numbers, go to www.att.com/traveler.)
2) Dial (877) STK-OPTN (877-785-6786).
3) Provide your Social Security number, or 9-digit internal verification number, plus your Password or 5-digit PIN.
4) Press "0" from the main menu or say "Representative" to speak with a PSR.
5) Request the language you prefer – the PSR will bring an interpreter onto the call to assist.

[4]Online stock quotes may be delayed.

[5] IVR stock quotes are in "real time."

5

6 You must open a Merrill Lynch brokerage account before you can exercise your stock options, or buy or sell DowDuPont common stock. This account is called a Limited Individual Investor Account (Limited IIA), described below. This brokerage account will be used to: J Exercise stock options J Sell shares of DowDuPont common stock acquired through your equity plan It is recommended that you open your brokerage account immediately or, if you are opening your account online, at least 72 hours prior to the date you wish to exercise your stock options or sell vested shares. If you open your account by mail, please allow 10 business days for your form to be processed once it has been received. Limited Individual Investor Account (Limited IIA) The Limited IIA is a self-directed, non-interest bearing brokerage account primarily used to exercise stock options and sell DowDuPont stock. With a Limited IIA, you may exercise your stock options online6 (cashless sell or cashless hold only) or through a PSR (cashless sell, cashless hold, cash purchase, or stock swap). There is no account fee for an active employee, or former employee with exercisable stock options, for a Limited IIA. Please note: fees may apply in other circumstances.7 You can find additional information on Limited IIAs on Benefits OnLine. See “Steps to Opening Your Brokerage Account” described below. Steps to Opening Your Brokerage Account Through Benefits OnLine: You can open a Limited IIA online, as described below. Please allow 72 hours for your account to be visible. J Log on to the Benefits OnLine website at www.benefits.ml.com. J Enter your User ID and Password. J Follow the link under My To-Do List to get started. As part of the process, you’ll be asked to complete your W-8/W-9 tax certification to avoid additional backup tax withholding on your award transactions. 6Restrictions apply to Section 16 officers and certain other restricted individuals. 7 If you are no longer an active employee of the Company and no longer have exercisable stock options, or unvested RSUs, PSUs, or restricted shares, and you maintain a balance (cash or securities), you are subject to an annual account fee of $65. Speak with a Merrill Lynch PSR for more information. Opening a Merrill Lynch Brokerage Account Online A guide to your account Get detailed instructions for opening your brokerage account and doing much more on Benefits OnLine — go.ml.com/eqaa.

7 By Mail: You can open a Limited IIA by mail instead of online. Complete the “Corporate Stock Option Individual Investor Account” form. This form is available on Benefits OnLine. Forms will also be available through your local Human Resource organization or by calling a Merrill Lynch PSR. Please allow 10 business days for your form to be processed once it has been received. In order to ensure efficient processing of your account, please be sure to sign the form in two places, as indicated on the form. Send the completed form as follows: By Standard and/or Express/Overnight Mail: Merrill Lynch 1400 American Blvd. MSC NJ2-140-03-17 Pennington, NJ 08534 USA If you are opening your account by mail in anticipation of an upcoming exercise request, we recommend that you send your form by certified mail (with return receipt requested) or by express/overnight mail to ensure timely receipt by Merrill Lynch. PSR Assistance: Call (877) DD-PLANS (877-337-5267) if calling from the U.S., Puerto Rico or Canada. From other locations, use AT&T Direct®. First, enter the local AT&T Direct access number for your country, then call (877) STK-OPTN (877-785-6786). (For a list of AT&T Direct access numbers, go to www.att.com/traveler.) A PSR can answer questions and help you understand how to open an account; however, the PSR cannot open the account for you. Required Tax Forms You must have an up-to-date W-9 or W-8BEN form on file with Merrill Lynch when you open your Limited IIA. If you do not have an up-to-date W-9 or W-8BEN form on file, you will be subject to additional tax withholding above and beyond normal income taxes. For more information about W-9 or W-8BEN forms, please contact a PSR. For international participants, the IRS requires that you certify your foreign status every three years using Form W-8BEN. Opening a Merrill Lynch Brokerage Account by Mail

8 The “exercisability” of your stock options depends on the requirements of the stock option grant, described below. Vesting Your options become vested after a mandatory waiting period (as stated in each grant’s Award Terms) has been completed. This mandatory waiting period must be completed before you can exercise. Your Exercise Period Your exercise period commences on the date when a stock option becomes vested and ends on the expiration date. If the expiration date is on a holiday or weekend, the last opportunity to exercise stock options is 4:00 p.m. (ET) on the previous trading day. The Award Terms of your option grant set forth the expiration date and exercise period for your options and explain how a change in employment status affects the exercise period. Stock options granted under the Plan typically expire ten (10) years from the date of grant. When You Can Exercise Your Stock Options A guide to Stock Options Get step-by-step instructions for modeling and exercising your stock options on Benefits OnLine — go.ml.com/eqso. BENEFITS ONLINE EDUCATION CENTER The Education Center includes a variety of general information about equity awards, conducting transactions, your Merrill Lynch brokerage account, and more. You don’t even need to log in first. To access this information, just follow these steps: • Visit Benefits OnLine at www.benefits.ml.com • Select the Education Center tab on the login page • Select Equity Awards Education Or, if you are already logged in to your account: • Select the Education & Planning tab • Select Education Center followed by Equity Awards Education

9 When you exercise stock options, you pay the cost to purchase the shares plus any applicable taxes and fees. Your option exercise cost is equal to the exercise price multiplied by the number of options exercised, plus any applicable taxes and fees. The difference between your stock option exercise cost and the market price of DowDuPont stock is your potential gain. Any potential gain is likely to result in taxable compensation to you. You should discuss the tax consequences of exercising your stock options with your tax advisor before submitting your stock option exercise request. You can watch the market price of DowDuPont stock and submit your exercise request in a market order when you feel the market price has reached a level that will provide a satisfactory gain. Or, you can place a limit order with a pre-selected price. These choices are explained below. Market Orders A “market order” is the instruction to exercise your options immediately in a real-time trade, provided you submit your order during the trading hours of the New York Stock Exchange (NYSE) and market conditions permit execution. Merrill Lynch will execute your exercise at the next available sale price for DowDuPont stock, subject to market conditions. Limit Orders A “limit order” is the instruction to exercise your options only when the market price of DowDuPont stock reaches or exceeds a price you set. The current market price of DowDuPont stock is called the Fair Market Value (FMV), and can vary. The exercise price you pay is established on the grant date (or specified in your Award Terms). The difference between your exercise price and the current FMV is your potential gain. By using a limit order to set the lowest FMV you will accept, you are determining the minimum gain you will have for your option exercise. Limit orders can be used only for cashless stock option exercises (see page 10), and include: J A day limit order, which remains in effect for the current trading day only. If your request cannot be executed on that day, the order will be cancelled. J A good ’til cancelled (GTC) order, which remains in effect for 180 calendar days. If the stock reaches the minimum price you set while the day limit or GTC order is in effect, your cashless exercise will be executed, subject to market conditions. If the minimum stock price is not reached while your order is in effect, the order will be cancelled. Note: You cannot set a price below your option exercise price. You may receive partial execution of the sale order you place, resulting in only a portion of your stock options being exercised. Once your exercise has been entered, you should check the exercise confirmation on Benefits OnLine to determine the number of stock options exercised. You may need to re-enter the order for the balance of the options not exercised. Modeling an Exercise AwardChoice offers another important tool to help you decide if you want to exercise your stock options at a particular time. Modeling allows you to determine your potential gain. You can model an exercise transaction online, through the IVR or through a PSR. Exercising Your Stock Options

10 Your Exercise Request To exercise your stock options, contact Merrill Lynch to submit your request. This section describes that process. When you contact Merrill Lynch, you will need to specify: J The grant you wish to exercise. J The number of options to be exercised in each grant (number of shares to be acquired). J Whether you are placing a market order or a limit order (available for cashless exercises only). J The exercise method you wish to use. J How the stock and cash proceeds are to be distributed. Stock Option Exercise Methods8 There are four exercise methods from which to choose. Due to local legal requirements, not all methods are available in all countries; you should consult your Award Terms or local Human Resources organization to understand your exercise restrictions. You can submit stock option exercises through Benefits OnLine or by speaking with a Merrill Lynch PSR. All exercise methods can be modeled on Benefits OnLine, the IVR or through a PSR. We suggest you consult your tax or financial advisor before exercising your stock options. Note: The Fair Market Value (FMV) used to determine your option gain will vary depending on the exercise method you choose. Any exercise method that involves the sale of DowDuPont common stock will use the sale price received as the FMV. Exercises that do not involve the sale of stock will use the average of the high and low price for DowDuPont common stock on the NYSE on the day of exercise as the FMV. Cashless Sell Stock With this method, you exercise your options without any initial cash outlay. All shares resulting from your exercise are sold, and the proceeds are used to pay the exercise cost, applicable tax withholding, and commissions and fees. You can elect to have the net proceeds paid to you by check, wire transfer, or your local payroll, or held in your Merrill Lynch account. Cashless Hold Stock With this method, you exercise your options without any initial cash outlay. Enough shares are sold to cover the exercise costs, applicable tax withholding, and commissions and fees. The remaining whole shares are held in your Limited IIA brokerage account awaiting your direction. Any partial share will be converted to cash. You can elect to hold any remaining cash associated with the exercise in your account, have it sent to you by check or wire transfer, or have it deposited directly to a U.S.- based checking or savings account. 8 If you are a control person or insider, you may be required to file documents with the Securities and Exchange Commission (SEC) in connection with exercising employee stock options or selling any shares of Company stock. The Company also may impose trading windows that impact your ability to exercise or sell. You must contact the Company’s legal department before exercising employee stock options or selling Company stock. Section 16 officers and certain other restricted individuals cannot exercise stock options online. If you contact Merrill Lynch to exercise your options or sell Company stock prior to obtaining approval from the Company’s Legal Department, there may be a delay in executing the transaction in order to obtain approval. Exercising Your Stock Options

11 Cash Purchase Exercise With this method, you acquire all shares from your exercise request. You pay exercise costs, which may include taxes, commissions and fees, and all of the purchased shares are credited to your Merrill Lynch account. You fund your cash purchase exercise by sending a check or wiring funds to Merrill Lynch or having sufficient funds in your Merrill Lynch account prior to placing your exercise order. You must contact a Merrill Lynch PSR for guidance on how to calculate the required tax withholding. Stock Swap Exercise With this method, you pay the option exercise price with DowDuPont stock you already own. The stock you own will be valued at the average of the high and low market price of DowDuPont stock on the NYSE on your exercise date. At the time of exercise, you must present proof of ownership by completing an Attestation Form (available from Merrill Lynch online or from a PSR). An Attestation Form is not needed if the shares are held in your Limited IIA brokerage account. The number of shares acquired through the exercise will be reduced by the number of shares you attested to in the stock swap. Keep in mind that only full shares, not fractional shares, can be purchased with a stock swap exercise. Tax withholding will be satisfied through share withholding. The net number of shares acquired will be credited to your Limited IIA brokerage account awaiting your direction. Methods of Paying Taxes on Your Stock Option Exercise The alternatives available to you for paying taxes on your stock option exercise will depend on the exercise method you choose. This chart illustrates the alternatives: Tax Payment Alternatives for… Cash Purchase Exercise Cashless Exercise Stock Swap Exercise Cash payment Stock sale Share withholding9 9 Federal taxes for share withholding will be withheld at the current rate unless a higher withholding rate is requested, subject to statutory modifications. Exercising Your Stock Options

12 Submitting Your Exercise Request AwardChoice makes it easy to review your equity award information and enter a request to exercise stock options or sell vested shares of stock virtually anytime, anywhere. You can enter your requests through Benefits OnLine or a Merrill Lynch PSR. You can call Merrill Lynch to sell shares of DowDuPont common stock held in your account. To enter a stock option exercise request or sell vested shares of stock, access your brokerage account online or call Merrill Lynch: J Log on to www.benefits.ml.com by using your User ID and Password, or J Dial (877) DD-PLANS (877-337-5267) from the U.S., Puerto Rico and Canada. From other locations, use AT&T Direct®. First, enter the local AT&T Direct access number for your country, then call (877) STK-OPTN (877-785-6786). (For a list of AT&T Direct access numbers, go to www.att.com/traveler.) Enter your Social Security number, or 9-digit internal verification number, and your Password or 5-digit PIN. Press “0” from the main menu or say “Representative” to speak with a PSR. See Appendix 3 for complete information on contacting Merrill Lynch. Choosing Payment in NonU. S. Currencies If you are located outside the U.S., you may request payments to be made in the currency of another country. You may receive your payment by check or wire transfer. You must specify the country and currency for your payment (by selecting from the available list on Benefits OnLine or advising a PSR) at the time of your stock option exercise request or sale of vested shares. Not all currencies are available; if you request a currency that is not available, your payment will be made in U.S. dollars. To initiate a wire transfer, you must provide wire transfer instructions by contacting a Merrill Lynch PSR. These instructions must be on record before you request a wire transfer. Note: Additional fees apply for wire transfers and currency conversion (see “Transaction Fees,” page 15). If You Request a Cash Purchase Exercise You will need to send Merrill Lynch the funds to pay for the cost of the acquired shares, including taxes, commissions and fees, before the exercise is executed. All payments must be in U.S. dollars. Personal, certified or bank checks (payable to Merrill Lynch) are accepted. Checks must be drawn on a U.S. bank. Wire transfers are also accepted. You may establish a cash balance in your brokerage account well ahead of time if you wish, but remember that no interest is paid at any time on cash held in your account. A Merrill Lynch PSR can help you with a cash purchase exercise request. Exercising Your Stock Options

13 Selling Stock That You Are Holding in Your Brokerage Account If you hold shares of stock in your brokerage account instead of selling them at the time of your stock option exercise, you can sell the shares at a later date. To sell shares held in your account, you can speak with a PSR at (877) DD-PLANS (877-337-5267) from the U.S., Puerto Rico or Canada. From other locations, use AT&T Direct®. First, enter the local AT&T Direct access number for your country, then call (877) STK-OPTN (877-785-6786). (For a list of AT&T Direct access numbers, go to www.att.com/traveler.) Or, you can log on to Benefits OnLine at www.benefits.ml.com. You must specify: J The number of shares you wish to sell. J Whether you wish to receive payment of the proceeds by check, wire transfer or direct deposit (to a U.S. bank). As with stock option exercises, real-time trading is available for the sale of stock held in your brokerage account. Transferring Stock in Your Brokerage Account If you hold shares of stock in your brokerage account from vested RSUs, PSUs or restricted shares, you can transfer the shares to another personal brokerage account in your name. You will need to speak with a Merrill Lynch PSR to request these transactions. See the calling instructions above. Transferring Cash from Your Brokerage Account A Merrill Lynch PSR can assist you with your request for disbursement of cash balances. Additional fees may apply, depending on the transaction you request. For information on requesting non-U.S. currencies, see page 15. You can elect to receive cash held in your brokerage account in one of the following ways: J Merrill Lynch can wire the proceeds directly to your bank account. You must complete wire transfer instructions by contacting a Merrill Lynch PSR. These instructions must be on record before you request a wire transfer. Please contact a PSR to update existing instructions. J You can receive a check by mail. A postage and handling fee applies for mailing checks. J You can set up direct deposit to have cash you receive from a stock sale (including shares sold as part of a stock option exercise) deposited automatically in your U.S.- based checking or savings account. For transfers to international financial institutions, you will need to set up wire instructions instead. For specific fee information, see page 15. After Exercising Your Stock Options

14 Merrill Lynch provides you with a number of reports about your equity awards, your brokerage account holdings and all of your transactions. These reports include: J Record keeping statements (for any date range you wish) that provide details regarding the status and the number of stock options in your grants, and of RSUs, PSUs and restricted shares in your account (available online). Annual statements are mailed. J Brokerage account statements that report your option exercises and cash and securities held in your account, issued each time you have activity in your brokerage account (available online and by mail). J Confirmations of transactions when you exercise options and/or sell stock (available online and by mail). J Annual tax-reporting statements (if you have reportable tax information in a given year): – Form 1099 for U.S. residents is available online and by mail. – Form 1042-S for non-U.S. residents is available only by mail. If you have a question about any of these reports, please speak with a PSR. Call (877) DD-PLANS (877-337-5267) from the U.S., Puerto Rico and Canada. From other locations, use AT&T Direct®. First, enter the local AT&T Direct access number for your country, then call (877) STK-OPTN (877-785-6786). (For a list of AT&T Direct access numbers, go to www.att.com/traveler.) Keeping Informed About Your Equity Awards and Brokerage Account

Transaction Fees

Merrill Lynch charges DuPont Equity and Incentive Plan participants discounted fees in connection with the exercise of stock options, as well as the sale of shares sold in connection with awards under the plan. As is typical in a standard retail brokerage service, all transaction fees are paid by the account holder. As a result, Merrill Lynch is not able to charge the Company for commissions and fees related to the sale of shares of DowDuPont stock to cover the cost of your exercise or sale. The fee schedule is reflected in the tables below.

	Commission Fee Per Share	Minimum Fee	Postage and Handling
Exercise of Stock Option and Sale	$0.06 per share (first 200 shares) $0.01 per share (shares 201 and above)	$29.95	$5.35
Sale of Company Stock	$0.06 per share	$29.95	$5.35
Dividend Reinvestment	No charge	No charge	No charge

Other Fees

Limited Individual Investor Account (Limited IIA)	As an active employee, or former employee with exercisable stock options, if you exercise stock options, sell the resulting shares and receive a check, you are not charged an account fee. If you are no longer an active employee of the Company and no longer have exercisable stock options, and you maintain a balance (cash or securities), you are subject to an annual fee of $65. Speak with a PSR for more information.
Wire transfer	$7.50 (if requested through the AwardChoice system, which may be accessed through Benefits OnLine, or by contacting a participant service representative or Merrill Lynch financial advisor). Wires may not be available in all currencies. Requests made outside of these service channels are subject to retail brokerage wire transfer fees. There is no fee for wire transfers into Bank of America accounts.
Non-U.S. currency checks[10]	$15.00 (if requested through the AwardChoice system, which may be accessed through Benefits OnLine, a participant service representative or a Merrill Lynch financial advisor). Checks may not be available in all currencies. Requests made outside of these channels are subject to retail brokerage check fees.
Non-U.S. currency conversion	Non-U.S. checks and wire transfers are provided by Merrill Lynch through an arrangement with a third party.
DRS statement requests	Please contact a participant service representative for fees associated with these requests. Fees vary depending on your company's participation in the Direct Registration System (DRS) at the Depository Trust Company.
SEC transaction fee	Fee assessed and paid to the Securities and Exchange Commission (SEC) on each stock sale. As of May 22, 2018, the fee is $0.0130 for each $1,000.00 of shares sold or fraction thereof. This fee is subject to change by the SEC.
Duplicate statement or confirmation (for statements older than 9/30/03)	$5.00
Annual Brokerage Account fee (paid by the Company as long as you are a participant in the DuPont Equity and Incentive Plan)	$10.00

[10] If you execute multiple transactions during the same business day prior to 4:00 p.m. (ET), proceeds from all transactions will be sent in a single check.

15

16 Set forth below is a discussion of certain federal tax consequences with respect to awards. This discussion is based on an analysis of the U.S. Internal Revenue Code of 1986, as amended (“Code”), as currently in effect, existing laws, judicial decisions, administrative rulings and regulations, and proposed regulations, all of which are subject to change. In addition to being subject to the federal tax consequences described below, you may also be subject to foreign, state, and local income or other tax consequences in the jurisdiction in which you work and/or reside. YOU ARE URGED TO CONSULT YOUR PERSONAL TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PLAN (OR ANY COMPONENT THEREOF) AND THE ADVISABILITY OF MAKING ANY TAX ELECTIONS. To ensure compliance with Treasury Department regulations, you are advised that, unless otherwise expressly indicated, any federal tax advice contained in this Prospectus was not intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax-related penalties under the Code or applicable state or local tax law provisions or (ii) promoting, marketing or recommending to another party any tax-related matters addressed herein. Income Tax Stock Options NQSOs You generally will not recognize taxable income upon the grant of an NQSO. Rather, at the time of exercise of such NQSO, you will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that you recognize as ordinary income. If shares acquired upon exercise of an NQSO are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such stock on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the optionee) depending upon the length of time you held such shares. If you exercise through a stock swap, you will recognize no gain or loss for federal income tax purposes to the extent you receive no more shares than you surrendered. In that case, your basis in the new shares will equal your basis in the surrendered shares and the holding period of the acquired shares will include the holding period of the surrendered shares for capital gains purposes. If you receive shares in excess of the number surrendered, you will recognize ordinary income equal to the fair market value of the excess shares reduced by any cash paid as part of the exercise price. Your basis in those shares will equal the ordinary income you recognize plus the cash paid as part of the exercise price, and the holding period of those shares will begin on exercise. Restricted Stock You generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income in an amount equal to the fair market value of the common stock of the Company at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, you recognize ordinary income on account of the lapse of the restrictions. Your tax basis in the shares will equal their fair market value at the time the restrictions lapse, and your holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to you as additional compensation (and not as dividend income). SARs A participant who is granted an SAR generally will not recognize any taxable income for federal income tax purposes upon receipt of the SAR. At the time of exercise, however, you will recognize compensation income equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock of the Company received. The Company will not be entitled to a deduction upon the grant of an SAR, but generally will be entitled to a compensation deduction for the amount of compensation income you recognize upon the exercise of the SAR. Your tax basis in any shares of common stock of the Company received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the participant) depending upon the length of time you held such shares. Certain Federal Tax Consequences

17 RSUs and PSUs In general, the grant of RSUs or PSUs will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such an award, you will recognize ordinary income equal to the aggregate value received, and the Company generally will be entitled to a tax deduction in the same amount. Other StockBased Awards In the case of another stock-based award, depending on the form of the award, you generally will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income when such an award vests or otherwise is free of restrictions. In any event, the Company will be entitled to a deduction at the time when, and in the amount that, you recognize ordinary income. Employment Tax In general, the amount that you recognize as ordinary income under an award also is treated as “wages” for purposes of the Federal Insurance Contributions Act (“FICA”). Both you and the Company must pay equal amounts of federal employment tax under FICA with respect to your wages. Your wages are subject to federal employment tax at the statutory rate (for 2019, absent statutory modification: 7.65% for the portion paid by you, 7.65% for the portion paid by the Company) to the extent that your aggregate wages for the year do not exceed the “taxable wage base” for that year. (The taxable wage base is $132,900 for 2019; this amount may be adjusted annually for increases in the cost of living.) The participant’s wages are subject to federal employment tax at a reduced rate (currently 1.45%) to the extent that they exceed the taxable wage base for the year. Accordingly, you and the Company each must pay federal employment tax under FICA equal to at least 1.45% of the ordinary income that you recognize in connection with the award. In addition, high-earning employees will pay an additional employment tax at a rate of 0.9% on compensation in excess of a threshold. Withholding The Company or any subsidiary or affiliate is authorized to withhold from any award granted, any payment relating to an award under the Plan, including from a distribution of stock, or any other payment to a participant, amounts of withholding and other taxes due in connection with any transaction involving an award, and to take such other action as the Committee may deem advisable to enable the Company and participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any award. This authority includes the authority to withhold or receive stock or other property with a fair market value not in excess of the minimum amount required to be withheld and to make cash payments in satisfaction of a participant’s tax obligations. Certain Federal Tax Consequences

18 The summary of the Plan contained in this prospectus is subject to the actual terms of the Plan document. The Plan document is available, without charge, at https://inside.dupont.com/hrglobal/Pages/HRD/Long- Term-Incentive.aspx or by contacting the HR Direct Service Center at (844) 387-6684. A participant can also contact the HR Direct Service Center for any other information related to the Plan and its Administrator. Issuer; Duration DowDuPont is the issuer of the shares of common stock being offered under the Plan. The shares awarded under the Plan may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, private transactions or otherwise. Unless terminated earlier by the Board, the Plan will automatically terminate on March 2, 2021. After the termination of the Plan, no additional awards may be granted under the Plan. Purpose The Plan is intended to attract, motivate and retain employees, independent contractors, and non-employee directors of the Company, to align the interests of such individuals with those of the Company’s stockholders and to permit the payment of compensation that qualifies as performance-based compensation under Code Section 162(m). General Information The date of this Prospectus is February 14, 2019. This Prospectus relates to 64,722,000 shares of DowDuPont Common Stock registered with the Securities and Exchange Commission on Form S-8 (File No. 333-220324, hereafter referred to as the “Registration Statement”) and all shares of DowDuPont Common Stock previously registered on Form S-8 for issuance but not yet issued under the Plan as of the date hereof. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including exhibits thereto, which may be inspected at the public reference facility maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, where copies also may be obtained (at prescribed rates). The Securities and Exchange Commission also maintains a website at www.sec.gov that contains reports, proxy statements and other information. The Company is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files periodic reports, proxy statements and other information with the Commission. Reports and other information concerning the Company may be inspected and copied at the locations indicated above. Incorporation of Certain Documents by Reference The documents incorporated by reference in Item 3 of Part II of the Registration Statement and the description therein of the class of securities offered under the Plan are incorporated herein by reference. All documents subsequently filed by the Company pursuant to section 13(a) or 15(d) of the Exchange Act shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such document. Appendix 1 Additional Prospectus Information No person is authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer of any securities other than those to which it relates, or an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of DowDuPont since the date hereof.

19 The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents), as well as stockholder communications and other reports furnished to stockholders of the Company on a continuing basis, the Plan and any other documents to be delivered to participants of the Plan in accordance with the requirements of Form S-8. All documents incorporated herein by reference or otherwise described in the preceding paragraph are available without charge, upon written or oral request to the HR Direct Service Center at: DuPont HR Direct Service Center 974 Centre Road Wilmington, DE 19805 (844) 387-6684 Administration The Plan may be administered by the Board or by a committee appointed by the Board (the “Committee”). The Committee or the Board may delegate authority to its Special Stock Performance Committee (or any successor thereto) with respect to those awards made to participants who are not subject to Section 16(b) of the Exchange Act. Any awards made under the Plan following consummation of the Merger will be denominated in shares of DowDuPont Common Stock. The number of shares of DowDuPont Common Stock that may be made subject to such awards has been adjusted such that it equals the number of shares of DuPont Common Stock that would have been available absent such adjustment multiplied by 1.2820. Moreover, any limits under the Plan that were denominated in DuPont Common Stock are now denominated in DowDuPont Common Stock, with a respective share number value equal to the prior DuPont Common Stock limit multiplied by 1.2820. Unless and until otherwise determined, the Compensation Committee of the Board of Directors of DowDuPont (or a subcommittee thereof) will administer the Plan in respect of executive officers of DowDuPont. As Plan administrator, the Committee or the Board has the authority to exercise its powers and authorities to the extent necessary to administer the Plan in accordance with its terms. The Committee’s powers include, but are not limited to, the authority: to grant awards, to determine the persons to whom and the time or times at which awards will be granted, to determine the type and number of awards to be granted, the number of shares of stock to which an award may relate and the terms, conditions, restrictions and performance goals relating to any award; to determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, accelerated, exchanged, or surrendered for a new award with a value that is not greater than the value of the award that was settled, cancelled, forfeited, accelerated, exchanged or surrendered; to make adjustments in the terms and conditions (including performance goals) applicable to awards; to construe and interpret the Plan and any award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the award agreements (which need not be identical for each participant); and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee’s determinations with respect to the administration of the Plan are binding and conclusive on all parties. In addition, the Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an award in the manner and to the extent it shall deem appropriate. Eligibility Awards may be granted under the Plan only to persons who, at the time of grant, are officers, independent contractors, non-employee directors or employees of the Company or any of its subsidiaries or affiliates. The Committee determines the persons to whom awards will be granted under the Plan. Appendix 1

20 Individual Limitations The Plan provides for limitations on the amount of awards that may be granted to a Plan participant in a fiscal year. That limit is 3,846,000 shares. Adjustments If there is a stock dividend, stock split or other similar event that affects the number or kind of outstanding shares, awards will be adjusted accordingly. Change in Control In the event of a Change in Control (as defined in the Plan document), unless the Compensation Committee determines otherwise: J If the Company is the surviving entity or the acquiring entity assumes or otherwise provides for the continuation of the awards: — Stock options, SARs and time-vested awards (“TVAs”) remain in place or substitute awards are issued. Upon termination without cause or for good reason within two years after the Change in Control, the awards will vest in full. Stock options and SARs will remain exercisable for two years or the original expiration date, whichever occurs first. — PSUs are converted into TVAs at target without proration and treated consistent with TVAs, as described above. In all other cases, the awards will vest fully and: — If stock options or SARs, be cancelled in exchange for a payment equal to (i) the excess of fair market value per share of the stock subject to the award immediately prior to the Change in Control over the exercise or base price per share multiplied by (ii) the number of shares granted. — If TVAs, cancelled in exchange for a payment equal to the fair market value per share of the stock subject to the award immediately prior to the Change in Control multiplied by the number of shares granted. — If PSUs, converted into TVAs at target, without proration and treated consistent with TVAs, as described above. The Committee may, in its sole discretion, cash out awards or cancel underwater stock options or SARs. For awards held at the time of the Merger, the Merger constituted a “Change in Control” within the meaning of the Plan. Accordingly, subject to any more favorable provisions that may apply under an applicable severance program of DuPont or its affiliates, if the employment of the holder of an Outstanding Award held at the time of the Merger is terminated without “Cause” or by the holder for “Good Reason” before August 31, 2019 (the second anniversary of consummation of the Merger), then (i) such awards that are options or stock appreciation rights and that were not vested and exercisable upon termination will become fully vested and remain exercisable until the date that is two (2) years following the date of such termination or the original expiration date, whichever first occurs, and (ii) such awards that are restricted stock units or performance stock units and that were not vested upon termination will become fully vested. Transferability Unless otherwise determined by the Committee or provided in an award agreement, you may not transfer an award except by will or the laws of descent and distribution. Awards are exercisable during your lifetime only by you or your guardian or legal representative. Clawback If an employee or former employee engages in misconduct (as defined in DuPont’s Incentive Compensation Clawback Policy), the award recipient forfeits the right to receive any future awards or other equity-based incentive compensation under the Plan, and the Company may demand repayment of any awards or cash payments already received by the award recipient. The award recipient will be required to provide written payment within 10 days of receiving written demand for repayment from the Company. Appendix 1

21 Amendment or Termination The Board may amend, alter or discontinue the Plan in any respect, except that the Board may not, without the approval of the stockholders of the Company (a) amend the Plan to increase the benefits provided under the plan or (b) materially alter the eligibility provisions of the Plan. No amendment alteration or discontinuation of the Plan may adversely affect a participant’s rights under an award previously granted to him or her without his or her consent, or that without the approval of stockholders, would increase the total number of shares of stock reserved for the purposes of the Plan. Also, no amendment to the Plan may be effected without stockholder approval to the extent such approval is required pursuant to the rules of any stock exchange on which Company common stock is listed. ERISA; Code Section 401(a) The Plan is not an “employee pension benefit plan” as defined in Section 3(2) of ERISA, and as a result is not subject to the provisions of ERISA. The Plan is not a qualified stock bonus, pension or profit sharing plan as defined in Code Section 401(a) and, accordingly, is not qualified under such section of the Code. Restrictions on Resale This Prospectus does not cover sales or other dispositions of the Company’s stock received under the Plan by any person who may be deemed to be an affiliated person. Such sales or other dispositions may be made in compliance with the registration requirements of the federal securities laws or the requirements of Rule 144 promulgated thereunder, without being subject to the holding period requirement of such Rule, or may be made pursuant to another exemption from such registration. There will be no such restrictions upon sales or other dispositions of the Company’s stock by recipients who are not affiliated persons. An affiliated person, for purposes of the federal securities laws, generally means a senior officer, director or other person who is deemed to control the Company. Appendix 1

22 Glossary Award – The issuance of a grant under the Equity and Incentive Plan of Stock Options, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards or Other Cash-Based Awards. Award Terms – The terms of your LTI award, as provided to you by the Company. Award Terms usually include the type of stock award, life of the award, vesting criteria and effects of change in employment status. Code – Internal Revenue Code of 1986, as amended. Commission – Fee due Merrill Lynch for the sale or purchase of securities through your Merrill Lynch brokerage account. Dividend Equivalent – The value of unrealized dividends earned on stock units held during a restricted period. Equity and Incentive Plan – Company-sponsored wealth accumulation plan that includes the granting of stock awards that vest upon the attainment of prescribed criteria over a defined measurement period. Exercise – Use of an option to purchase shares of stock at the exercise price directly from the issuer. Exercise Date – Date your exercise request is processed. Exercise Price – Price per share that you pay to purchase stock under the terms of your grant. Expiration Date – Date after which your options may no longer be exercised under the terms of the Company’s plan. Fair Market Value (FMV) – Price the Company uses to value your stock. In the Equity and Incentive Plan, FMV will vary depending on the stock option exercise method you choose. See page 10 for more information. Forfeiture – The loss of rights to a stock award prior to the expiration of a restriction period or following an expiration date. Grant Date – Date on which you receive an LTI grant. Lapse Date – The date on which your stock award vests and is no longer subject to risk of forfeiture. Market Price – Current trading price of DowDuPont common stock. Notional Account – A value-only account where the underlying asset is realized only upon vesting and the issuance and crediting of the asset to a personal brokerage account. Partial Execution – A situation where only a portion of the stock options in a sale order are exercised. Performance Period – The period of time over which your awards may be earned as specified in the Award Terms of your PSU grant. Performance-Based Restricted Stock Units (PSUs) – An award of stock units that are converted to shares, along with any dividend equivalents, upon attainment of prescribed performance criteria over a defined performance period. Restricted Shares – An award of shares that a grantee may not sell, gift, or otherwise transfer or dispose of during a defined period of time. Restriction Period – The term during which a grantee may not sell, gift, or otherwise transfer or dispose of any restricted shares or RSUs. Stock Appreciation Right (SAR) – A right to receive a payment from the Company equal to the difference between the value of a share of common stock at the closing price on the date of exercise, and the exercise price determined on the date of the grant, less applicable tax withholding. Stockholder – Owner of Company equity securities entitling you to dividends and voting rights. Stock Option – Right to purchase a specific number of shares at a set price for a defined period of time. Time-Vested Restricted Stock Units (RSUs) – An award of stock units that are converted to shares, along with any dividend equivalents, upon completion of a defined period of time. Vest Date – The date upon which the recipient of a stock award is eligible to exercise or receive the benefit of that award. Vested Options – Options that have satisfied a specified holding period and are available to be exercised. Appendix 2

23 Accessing Merrill Lynch AwardChoice offers many convenient ways for you to access your grant information at Merrill Lynch. If you want to: Then: Speak with a participant service representative (PSR) or access the Interactive Voice Response (IVR) system Call (877) DD-PLANS (877-337-5267), virtually 24 hours a day, 7 days a week, from the U.S., Puerto Rico or Canada. From other locations, use AT&T Direct®. First, enter the local AT&T Direct access number for your country, then call (877) STK-OPTN (877-785-6786). (For a list of AT&T Direct access numbers, go to www.att.com/traveler.) Access your stock option information and submit exercise transactions through Benefits OnLine, our automated online service Log on to www.benefits.ml.com, virtually 24 hours a day, 7 days a week. Mail forms for standard and/or overnight delivery Mail to: Merrill Lynch 1400 American Blvd. MSC NJ2-140-03-17 Pennington, NJ 08534 USA Send payments (payable to Merrill Lynch) Mail to: Merrill Lynch Attn: Cashiering Department 1400 American Blvd. Mail Stop: 4-3S-D Pennington, NJ 08534 USA Send wires to Merrill Lynch Contact a Merrill Lynch PSR. Receive proceeds via wire transfer Contact a Merrill Lynch PSR and provide wire transfer instructions. Appendix 3

24 Termination of Employment: for Grants in 2019 and Beyond RSUs Options PSUs Under 55/10 Rule (as defined in the applicable Award Terms) If you terminate employment after attainment of age 55 with at least 10 years of service and either (i) you are an active employee for six months following the Date of Grant or (ii) you have been notified by the Company or, if different, your employer (the “Employer”), that your employment with the Company or Employer will terminate because of either lack of work or divestiture to an entity less than 50% owned by the Company, the Restricted Stock Units will remain subject to the Restricted Period set forth in the Award Terms. If you terminate employment after attainment of age 55 with at least 10 years of service and either (i) you are an active employee for six months following the Date of Grant or (ii) you have been notified by the Company or, if different, your employer (the “Employer”), that your employment with the Company or Employer will terminate because of either lack of work or divestiture to an entity less than 50% owned by the Company, the Options will be exercisable through the Expiration Date set forth in the Award Terms. After that date, any unexercised Options will expire. Any unvested Options as of the date of termination will continue to vest in accordance with the Vesting Schedule set forth in the Award Terms. If you terminate employment after attainment of age 55 with at least 10 years of service and either (i) you are an active employee for six months following the Date of Grant or (ii) you have been notified by the Company or, if different, your employer (the “Employer”), that your employment with the Company or Employer will terminate because of either lack of work or divestiture to an entity less than 50% owned by the Company, the Units will remain subject to the Vesting Terms and will be paid in accordance with the Payment provisions set forth in the Award Terms. However, the number of Units will be prorated based on the number of months you were employed from the Date of Grant through the end of the Performance Period. Due to Lack of Work, Divestiture to Entity Less Than 50% Owned by the Company, or Total and Permanent Disability If you are an active employee on or following the Date of Grant, the Restricted Period on all units will lapse. If you are an active employee on or following the Date of Grant, the options will be exercisable through the date that is one year after the date of your termination of employment, or, if earlier, the Expiration Date set forth in the Award Terms. After that date, any unexercised options will expire. Any unvested options as of the date of termination will continue to vest in accordance with the Vesting Schedule set forth in the Award Terms. If you become an employee of Dow immediately after the Dow spinoff from DowDuPont, this does not constitute a divestiture to an entity less than 50% owned by the Company. If you are an active employee on or following the Date of Grant and are an active employee through the date of retirement, disability, death or termination of employment, the units will remain subject to the Vesting Terms set forth in the Award Terms. However, the number of units will be prorated based on the number of months you were employed by the Company from the Date of Grant through the end of the Performance Period. Appendix 4

25 Termination of Employment: for Grants in 2019 and Beyond Appendix 4 RSUs Options PSUs Due to Death If you are an active employee on or following the Date of Grant, the Restricted Period on all units will lapse. If you are an active employee on or following the Date of Grant, the options will be exercisable through the date that is two years after the date of your termination of employment or, if earlier, the Expiration Date set forth in the Award Terms. After that date, any unexercised options will expire. Any unvested options as of the date of termination will be automatically vested. If you are an active employee on or following the Date of Grant and are an active employee through the date of retirement, disability, death or termination of employment, the units will remain subject to the Vesting Terms set forth in the Award Terms. However, the number of units will be prorated based on the number of months you were employed by the Company from the Date of Grant through the end of the Performance Period. Due to Any Other Reason (such as voluntary termination) Units that are subject to a Restricted Period will be forfeited. Options must be exercised by the date on which you terminate employment. Units will be forfeited as of the date on which you terminate employment. For prior year grants, see individual grant terms.

Neither Merrill Lynch nor any of its affiliates or financial advisors provide legal, tax or accounting advice. You should consult your legal and/or tax advisors before making any financial decisions. Merrill Lynch, Pierce, Fenner & Smith Incorporated is a member of the Financial Industry Regulatory Authority (FINRA) and is not affiliated with AT&T, and does not monitor or maintain any of the information available on the external websites mentioned. Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) provides products and services to various employers, their employees and other individuals. In connection with providing these products and services, and at the request of the employer, Merrill Lynch makes available websites on the internet, mobile device applications, and written brochures in order to provide you with information regarding your plan. Under no circumstances should these websites, applications, and brochures, or any information included in these websites, applications, and brochures, be considered an offer to sell or a solicitation to buy any securities, products, or services from Merrill Lynch or any other person or entity. Merrill Lynch makes available products and services offered by Merrill Lynch, Pierce, Fenner & Smith Incorporated (MLPF&S), a registered broker-dealer, Member SIPC, and a wholly owned subsidiary of Bank of America Corporation. AT&T Direct is a registered trademark of AT&T Knowledge Ventures. The DuPont Oval Logo is a registered trademark of DowDuPont. Unless otherwise noted, all trademarks and registered trademarks are the property of Bank of America Corporation. ARNWKWV3 | 20191021-1 | 03/2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates except the SEC registration fee.

SEC registration fee	$249,276.89
Printing expenses	N/A
Legal fees and expenses	$75,000
Accounting fees and expenses	$25,000
Miscellaneous expenses	—

Total	$349,276.89

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The Registrant’s Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by reference, and Amended and Restated Bylaws, a copy of which is filed as Exhibit 4.2 hereto and incorporated herein by reference, contain provisions that provide for the indemnification of officers and directors to the fullest extent as is permitted by the laws of the State of Delaware, as may be amended from time to time.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL, as may be amended from time to time.

The Registrant maintains liability insurance for itself and its directors and officers to provide protection for claims based on alleged breaches of fiduciary duty or other wrongful acts committed or allegedly committed by the Registrant’s directors and/or officers, whether or not the Registrant has the power to indemnify the person under the DGCL.

Item 16. Exhibits

The following Exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

2.1*	Separation and Distribution Agreement, dated as of April 1, 2019, by and among DowDuPont Inc., Dow Inc. and Corteva, Inc.

4.1*	Amended and Restated Certificate of Incorporation of Dow Inc.

4.2*	Amended and Restated Bylaws of Dow Inc.

4.3*	Employee Matters Agreement by and among DowDuPont Inc., Corteva, Inc. and Dow Inc. dated as of April 1, 2019.

4.4*	Dow Inc. 2019 Stock Incentive Plan.

4.4.1*	Form of Performance Stock Unit Award Agreement under the Dow Inc. 2019 Stock Incentive Plan.

4.4.2*	Form of Restricted Stock Award Agreement under the Dow Inc. 2019 Stock Incentive Plan.

4.4.3*	Form of Restricted Stock Unit Award Agreement under the Dow Inc. 2019 Stock Incentive Plan.

4.4.4*	Form of Stock Appreciation Right Award Agreement under the Dow Inc. 2019 Stock Incentive Plan.

4.4.5*	Form of Stock Option Award Agreement under the Dow Inc. 2019 Stock Incentive Plan.

4.4.6*	Form of Restricted Stock Unit Award Agreement (Director) under the Dow Inc. 2019 Stock Incentive Plan.

5.1*	Opinion of Counsel.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Ankura Consulting Group, LLC.

23.3*	Consent of Counsel (included in its opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page).

*	Filed herewith

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser;

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on April 1, 2019.

DOW INC.

By:	/s/ RONALD C. EDMONDS
	Name:	Ronald C. Edmonds
	Title:	Controller and Vice President of Controllers and Tax

Each person whose name appears below hereby constitutes James R. Fitterling, Howard I. Ungerleider, Ronald C. Edmonds and Amy E. Wilson such person’s true and lawful attorney, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 1, 2019.

Signature	Title

/s/ JAMES R. FITTERLING James R. Fitterling	Chief Executive Officer and Director (Principal Executive Officer)

/s/ HOWARD I. UNGERLEIDER Howard I. Ungerleider	President and Chief Financial Officer (Principal Financial Officer)

/s/ RONALD C. EDMONDS Ronald C. Edmonds	Controller and Vice President of Controllers and Tax (Principal Accounting Officer)

/s/ JEFF M. FETTIG Jeff M. Fettig	Non-Executive Chairman of the Board of Directors

/s/ AJAY BANGA Ajay Banga	Director

/s/ JACQUELINE K. BARTON Jacqueline K. Barton	Director

/s/ JAMES A. BELL James A. Bell	Director

/s/ WESLEY G. BUSH Wesley G. Bush	Director

Signature	Title

/s/ RICHARD K. DAVIS Richard K. Davis	Director

/s/ JACQUELINE C. HINMAN Jacqueline C. Hinman	Director

/s/ RUTH G. SHAW Ruth G. Shaw	Director

/s/ DANIEL W. YOHANNES Daniel W. Yohannes	Director